                               EXHIBIT 11
                               ------------





                 AMENDED AND RESTATED MULTIBANK CREDIT AGREEMENT

                            dated as of July 28, 1997

                                      among

                              DIGITAL RADIO, L.L.C.

                           the Banks signatory hereto

                                       and

                            THE CHASE MANHATTAN BANK
                                    as Agent

                                Table of Contents
                                                                       Page

ARTICLE 1.   DEFINITIONS; ACCOUNTING TERMS . . . . . . . . . . . . . .   1
     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.  Accounting Terms . . . . . . . . . . . . . . . . .  16

ARTICLE 2.   THE CREDIT. . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 2.01.  The Loans. . . . . . . . . . . . . . . . . . . . .  16
     Section 2.02.  The Notes. . . . . . . . . . . . . . . . . . . . .  18
     Section 2.03.  Purpose. . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.04.  Borrowing Procedures . . . . . . . . . . . . . . .  18
     Section 2.05.  Mandatory Prepayments; Mark-to-Market; Release of
                    Collateral . . . . . . . . . . . . . . . . . . . .  19
     Section 2.06.  Optional Prepayments and Conversions . . . . . . .  20
     Section 2.07.  Interest Periods; Renewals . . . . . . . . . . . .  21
     Section 2.08.  Certain Notices. . . . . . . . . . . . . . . . . .  21
     Section 2.09.  Minimum Amounts. . . . . . . . . . . . . . . . . .  21
     Section 2.10.  Interest . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.11.  Fees . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.12.  Payments Generally . . . . . . . . . . . . . . . .  22
     Section 2.13.  Secondary Support. . . . . . . . . . . . . . . . .  23
     Section 2.14.  Proceeds Upon Foreclosure. . . . . . . . . . . . .  24

ARTICLE 3.   YIELD PROTECTION; ILLEGALITY; ETC.. . . . . . . . . . . .  24
     Section 3.01.  Additional Costs . . . . . . . . . . . . . . . . .  24
     Section 3.02.  Limitation on Types of Loans . . . . . . . . . . .  26
     Section 3.03.  Illegality . . . . . . . . . . . . . . . . . . . .  26
     Section 3.04.  Certain Conversions Pursuant to Sections 3.01
                    and 3.03 . . . . . . . . . . . . . . . . . . . . .  26
     Section 3.05.  Certain Compensation . . . . . . . . . . . . . . .  27
     Section 3.06.  Substitution of Banks. . . . . . . . . . . . . . .  28

ARTICLE 4.   CONDITIONS PRECEDENT; RESTATEMENT . . . . . . . . . . . .  28
     Section 4.01.  Documentary Conditions Precedent . . . . . . . . .  28
     Section 4.02.  Additional Conditions Precedent. . . . . . . . . .  30
     Section 4.03.  Deemed Representations . . . . . . . . . . . . . .  30
     Section 4.04.  Reallocation of Loans. . . . . . . . . . . . . . .  30
     Section 4.05.  Restatement. . . . . . . . . . . . . . . . . . . .  31
     Section 4.06.  Deletion of Banks. . . . . . . . . . . . . . . . .  31
     Section 4.07. Non-Recourse to Departing Banks; No Warranty or Representations; Independent Credit Analysis . . . 31

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .  33
     Section 5.01.  Organization, Good Standing and Due Qualification.  33
     Section 5.02.  Power and Authority; No Conflicts. . . . . . . . .  33
     Section 5.03.  Legally Enforceable Agreements . . . . . . . . . .  33

                                       i.

     Section 5.04.  Litigation . . . . . . . . . . . . . . . . . . . .  33
     Section 5.05.  Financial Statements . . . . . . . . . . . . . . .  34
     Section 5.06.  Ownership and Liens. . . . . . . . . . . . . . . .  34
     Section 5.07.  Taxes. . . . . . . . . . . . . . . . . . . . . . .  34
     Section 5.08.  Credit and Other Arrangements. . . . . . . . . . .  34
     Section 5.09.  Operation of Business. . . . . . . . . . . . . . .  34
     Section 5.10.  No Default on Outstanding Judgments or Orders. . .  34
     Section 5.11.  No Defaults on Other Agreements. . . . . . . . . .  35
     Section 5.12.  Governmental Regulation. . . . . . . . . . . . . .  35
     Section 5.13.  No Forfeiture. . . . . . . . . . . . . . . . . . .  35
     Section 5.14.  Purchase Agreements; Nextel Certificate of
                    Incorporation. . . . . . . . . . . . . . . . . . .  35

ARTICLE 6.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . .  35
     Section 6.01.  Maintenance of Existence . . . . . . . . . . . . .  35
     Section 6.02.  Conduct of Business. . . . . . . . . . . . . . . .  35
     Section 6.03.  Maintenance of Properties. . . . . . . . . . . . .  36
     Section 6.04.  Maintenance of Records . . . . . . . . . . . . . .  36
     Section 6.05.  Maintenance of Insurance . . . . . . . . . . . . .  36
     Section 6.06.  Compliance with Laws . . . . . . . . . . . . . . .  36
     Section 6.07.  Right of Inspection. . . . . . . . . . . . . . . .  36
     Section 6.08.  Reporting Requirements . . . . . . . . . . . . . .  36

ARTICLE 7.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . .  37
     Section 7.01.  Debt . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.02.  Liens. . . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.03.  Mergers, Etc.. . . . . . . . . . . . . . . . . . .  38
     Section 7.04.  No Activities Leading to Forfeiture. . . . . . . .  38
     Section 7.05.  Amendment of Certain Documents . . . . . . . . . .  38
     Section 7.06.  Nextel Stock . . . . . . . . . . . . . . . . . . .  39

ARTICLE 8.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . .  39
     Section 8.01.  Events of Default. . . . . . . . . . . . . . . . .  39
     Section 8.02.  Remedies . . . . . . . . . . . . . . . . . . . . .  41
     Section 8.03.  Special Facility A Remedies. . . . . . . . . . . .  41
     Section 8.04.  Special Facility B Remedies. . . . . . . . . . . .  42

ARTICLE 9.   THE AGENT; RELATIONS AMONG BANKS AND BORROWER . .  . . . . 42
     Section 9.01.  Appointment, Powers and Immunities of Agent.  . . . 42
     Section 9.02.  Reliance by Agent. . . . . . . . . . . . . . . . .  43
     Section 9.03.  Defaults . . . . . . . . . . . . . . . . . . . . .  43
     Section 9.04.  Rights of Agent as a Bank. . . . . . . . . . . . .  44
     Section 9.05.  Indemnification of Agent . . . . . . . . . . . . .  44
     Section 9.06.  Documents. . . . . . . . . . . . . . . . . . . . .  44
     Section 9.07.  Non-Reliance on Agent and Other Banks. . . . . . .  44
     Section 9.08.  Failure of Agent to Act. . . . . . . . . . . . . .  45

                                       ii.

     Section 9.09.  Resignation or Removal of Agent. . . . . . . . . .  45
     Section 9.10.  Amendments Concerning Agency Function. . . . . . .  45
     Section 9.11.  Liability of Agent . . . . . . . . . . . . . . . .  46
     Section 9.12.  Transfer of Agency Function. . . . . . . . . . . .  46
     Section 9.13.  Non-Receipt of Funds by the Agent. . . . . . . . .  46
     Section 9.14.  Withholding Taxes. . . . . . . . . . . . . . . . .  46
     Section 9.15.  Several Obligations and Rights of Banks. . . . . .  46
     Section 9.16.  Pro Rata Treatment of Loans, Etc.. . . . . . . . .  47
     Section 9.17.  Sharing of Payments Among Banks. . . . . . . . . .  47
     Section 9.18.  Notice of Certain Events . . . . . . . . . . . . .  47

ARTICLE 10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .  47
     Section 10.01.  Amendments and Waivers. . . . . . . . . . . . . .  47
     Section 10.02.  Usury . . . . . . . . . . . . . . . . . . . . . .  48
     Section 10.03.  Expenses; Indemnity; Damage Waiver. . . . . . . .  49
     Section 10.04.  Survival. . . . . . . . . . . . . . . . . . . . .  49
     Section 10.05.  Assignment; Participations. . . . . . . . . . . .  49
     Section 10.06.  Notices . . . . . . . . . . . . . . . . . . . . .  50
     Section 10.07.  Setoff. . . . . . . . . . . . . . . . . . . . . .  50
     SECTION 10.08.  JURISDICTION; IMMUNITIES. . . . . . . . . . . . .  51
     Section 10.09.  Table of Contents; Headings . . . . . . . . . . .  51
     Section 10.10.  Severability. . . . . . . . . . . . . . . . . . .  52
     Section 10.11.  Counterparts. . . . . . . . . . . . . . . . . . .  52
     Section 10.12.  Integration . . . . . . . . . . . . . . . . . . .  52
     SECTION 10.13.  GOVERNING LAW . . . . . . . . . . . . . . . . . .  52
     Section 10.14.  Confidentiality . . . . . . . . . . . . . . . . .  52
     Section 10.15.  Treatment of Certain Information. . . . . . . . .  52
     Section 10.16.  Other Relationships . . . . . . . . . . . . . . .  53
     Section 10.17.  Regarding Recourse. . . . . . . . . . . . . . . .  53

                                       iii.

EXHIBITS

     Exhibit A-1         Facility A Note
     Exhibit A-2         Facility B Note
     Exhibit B           Authorization Letter
     Exhibit C-1         Borrower Pledge Agreement
     Exhibit C-2         Third Party Pledge Agreement
     Exhibit D           Opinion of Morrison & Foerster
     Exhibit E           Opinion of Davis Wright Tremaine
     Exhibit F           Opinion of C. James Judson
     Exhibit G           Opinion of Perkins Coie
     Exhibit H           Opinion of Brobeck, Phleger & Harrison
     Exhibit I           Confidentiality Agreement
     Exhibit J           Nextel Collateral Agreement
     Exhibit K           Nextel Transfer Agreement
     Exhibit L-1         Recourse Guaranty (Credit Limit)
     Exhibit L-2         Recourse Guaranty (Deposited Assets)
     Exhibit M           Nextel Confirmation

SCHEDULES

     Schedule 1          Commitments
     Schedule 5.04       Litigation
     Schedule 5.08       Credit Arrangements

                                       iv.

     AMENDED AND RESTATED MULTIBANK CREDIT AGREEMENT dated as of July 28, 1997 among DIGITAL RADIO, L.L.C., a limited liability company organized under the laws of the State of Washington (the "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

     WHEREAS, the Borrower, some of the Banks and the Agent are parties to that certain Multibank Credit Agreement dated as of July 28, 1995 among the Borrower, certain financial institutions and the Agent, as amended by a First Amendment to Multibank Credit Agreement dated as of September 17, 1996 and as further amended by a Second Amendment to Multibank Credit Agreement dated as of May 5, 1997 (as so amended, the "Original Credit Agreement");

     WHEREAS, the Borrower has requested that the Banks and the Agent agree to amend and restate the Original Credit Agreement in order to, among other things, (i) increase the aggregate Commitments of the Banks, (ii) change the Banks party hereto, (iii) restructure the collateral coverage requirements for the Borrower's obligations to the Banks and the Agent, and (iv) modify the conditions upon which collateral security may be released from time to time by the Agent on behalf of the Banks, in each case, as provided herein.

     WHEREAS, the Banks and the Agent are willing to amend and restate the Original Credit Agreement and the Remaining Banks (as defined below) are willing to extend additional credit to the Borrower, in each case, as provided herein;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE 1.
                          DEFINITIONS; ACCOUNTING TERMS

     Section 1.01. DEFINITIONS. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and VICE VERSA):

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock or membership interests of the Borrower or any such Subsidiary; (c) 5% or more of the voting stock or membership interests of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or membership

                                       1.

interests, by contract, or otherwise. The spouse or former spouse of any Person shall not be deemed an Affiliate of a Person or of any Affiliate of such Person unless such spouse or former spouse meets the definition of "Affiliate" without regard to his or her status as a spouse or former spouse.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Fixed Rate Loan or notice with respect to any Fixed Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

     "Borrower Group" means Borrower, Eagle River, the Third Party Pledgors and any other Person which directly or indirectly controls the Borrower. A spouse or former spouse of any Person shall not be deemed to directly or indirectly control the Borrower unless such spouse or former spouse directly or indirectly controls the Borrower without regard to his or her status as the spouse or former spouse of a Person who directly or indirectly controls the Borrower.

     "Borrower Pledge Agreement" means the amended and restated pledge agreement in the form of Exhibit C-1 to be delivered by the Borrower under the terms of this Agreement, as it may be amended from time to time.

     "Cash Collateral" means cash deposits in Dollars and any Permitted Investments in which such cash may be invested from time to time, in each case held by the Agent as security for the Notes free and clear of all Liens other than those under a Cash Collateral Agreement.

     "Cash Collateral Agreement" means any agreement, satisfactory in form and substance to the Agent (including by amendment to any other Pledge Agreement), pursuant to which Cash Collateral is pledged to the Agent for the ratable benefit of the Banks, as any such agreement may be amended from time to time.

     "Cash Collateral Value" of any Cash Collateral on any day means 98% of the market value of such Cash Collateral.

     "Class A Preferred Stock" means the Class A Convertible Redeemable Preferred Stock of Nextel.

                                       2.

     "Class C Preferred Stock" means the Class C Convertible Redeemable Preferred Stock of Nextel.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means the Pledged Collateral (as defined in each Pledge Agreement).

     "Collateral Maintenance Tests" means that the Eligible Maintenance Collateral meets each of the following requirements:

               (i) the sum of (w) the Facility A Cash Collateral Value and (x) the Facility A Primary Collateral Value equals or exceeds the aggregate principal amount of the Facility A Loans outstanding,

               (ii) the sum of (w) the Facility A Cash Collateral Value, (x) 75% of the Facility A Primary Collateral Value and (y) the Secondary Support Value (but only that portion thereof which does not exceed 25% of the aggregate principal amount of the Facility A Loans) equals or exceeds the aggregate principal amount of the Facility A Loans outstanding, and

               (iii) the sum of (w) the Facility B Cash Collateral Value, (x) 75% of the Facility B Primary Collateral Value and (y) the Nextel Collateral Value equals or exceeds the aggregate principal amount of the Facility B Loans outstanding.

     "Collateral Release Tests" means that the Eligible Maintenance Collateral meets each of the following requirements:

               (i) the sum of (w) the Facility A Cash Collateral Value and (x) the Facility A Primary Collateral Value equals or exceeds 105% of the aggregate principal amount of the Facility A Loans outstanding,

               (ii) the sum of (w) the Facility A Cash Collateral Value, (x) 75% of the Facility A Primary Collateral Value and (y) the Secondary Support Value (but only that portion thereof which does not exceed 25% of the aggregate principal amount of the Facility A Loans) equals or exceeds 105% of the aggregate principal amount of the Facility A Loans outstanding,

               (iii) the sum of (w) the Facility B Cash Collateral Value, (x) 75% of the Facility B Primary Collateral Value and (y) the Nextel Collateral Value equals or exceeds 105% of the aggregate principal amount of the Facility B Loans outstanding.

                                       3.

     "Collateral Value" means the Primary Collateral Value, the Secondary Support Value, or the Nextel Collateral Value, or any thereof.

     "Commitment" means, with respect to any Bank, such Bank's Facility A Commitment plus its Facility B Commitment, and "Commitments" means the Facility A Commitments and the Facility B Commitments.

     "Credit Limit" with respect to any Third Party Pledgor shall mean the Credit Limit established from time to time by the Banks for such Third Party Pledgor under Section 2.13.

     "Current Market Value" on any day means the closing price on the New York Stock Exchange or the NASDAQ national market system for the preceding trading day, in the case of (i) the Primary Collateral or Nextel Common Stock and (ii) any Eligible Supplemental Collateral if such Eligible Supplemental Collateral is traded on the New York Stock Exchange or the NASDAQ national market system, or the "current market value," as such term is defined in Regulation U, as determined by the Agent in its reasonable judgment, in the case of any other Eligible Collateral; provided that the Current Market Value of any Class A Preferred Stock or Class C Preferred Stock shall be the Current Market Value of that number of shares of Nextel Common Stock into which such Class A Preferred Stock or Class C Preferred Stock is at the time convertible.

     "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) the face amount of any outstanding letters of credit issued for the account of such Person; (d) obligations arising under acceptance facilities; (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (f) obligations secured by any Lien on property of such Person; and (g) obligations of such Person as lessee under capital leases.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to but excluding the date on which such amount is paid in full, equal to 1% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition).

                                       4.

     "Departing Bank" or "Departing Banks" means Bank of Tokyo-Mitsubishi Trust Co.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Drawdown Date" means the Effective Date and the Motorola Drawdown Date.

     "Eagle River" means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

     "Effective Date" means the date on which each condition precedent set forth in Section 4.01 and subsections (a), (b) and (d) of Section 4.02 is and remains satisfied or is waived by the Remaining Banks in writing.

     "Effective Date Collateral" means the sum of (x) 75% of the Primary Collateral Value of the Primary Collateral held by the Agent under the Pledge Agreements on the Effective Date, (y) the Secondary Support Value of any Secondary Support held by the Agent on the Effective Date and (z) the Nextel Collateral Value on the Effective Date.

     "Effective Date Commitment" means, as to any Remaining Bank, (i) 94.73237% of the Commitment of such Remaining Bank LESS (ii) the principal amount of Old Loans of such Remaining Bank outstanding immediately prior to the Effective Date.

     "Effective Date Commitment Percentage" means, as to any Remaining Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Remaining Bank's Effective Date Commitment divided by the aggregate Effective Date Commitments of all the Remaining Banks.

     "Effective Date Loans" means the New Loans requested by the Borrower to be made on the Effective Date.

     "Eligible Additional Collateral" means Cash Collateral, Primary Collateral, or Eligible Nextel Qualified Collateral, or any combination thereof.

     "Eligible AT&T Collateral" means common stock of AT&T Corporation held by the Third Party Pledgors free and clear of Liens other than under the Pledge Agreements and subject to no Transfer Restrictions.

     "Eligible Collateral" means the Collateral consisting of (a) Primary Collateral, (b) Eligible Nextel Collateral and (c) Cash Collateral.

     "Eligible Deposited Assets" means any one or more of the following, in each case free and clear of any Liens:

               (i)    cash deposits in Dollars;

               (ii)   Permitted Investments; and

                                       5.

               (iii) freely tradable common stock listed on the New York Stock Exchange (other than Nextel Common Stock if it becomes listed on such Exchange) and having a per share value of not less than $10.

     "Eligible Lucent Collateral" means common stock of Lucent Technologies, Inc. held by the Third Party Pledgors free and clear of Liens other than under the Pledge Agreements and subject to no Transfer Restrictions.

     "Eligible Maintenance Collateral" means at any time the aggregate Cash Collateral, Primary Collateral, Eligible Nextel Qualified Collateral and Eligible Supplemental Collateral subject to a first priority perfected security interest in favor of Agent and the Banks under the Pledge Agreements.

     "Eligible NCR Collateral" means common stock of NCR Corp. held by the Third Party Pledgors free and clear of Liens other than under the Pledge Agreements and subject to no Transfer Restrictions.

     "Eligible Nextel Collateral" means the shares of Nextel Common Stock and the Class A Preferred Stock (and any securities into which such shares may be converted) held by the Borrower free and clear of Liens other than under the Pledge Agreements and subject to no Transfer Restrictions other than under
Section 8.3(f) of the Nextel Purchase Agreement (and such Transfer Restrictions are applicable to the Agent as a pledgee only to the extent that they require compliance with applicable law), the terms of Sections 8.1 and
8.2 of the provisions in the Nextel Certificate of Incorporation pertaining to the Class A Preferred Stock and Rule 144.

     "Eligible Nextel Qualified Collateral" means Eligible Nextel Collateral
(i) in the case of any Class A Preferred Stock or Class C Preferred Stock, as to which the Nextel Collateral Agreement and the Nextel Confirmation are in full force and effect (except as may have been otherwise approved by the Required Banks and the Required B Banks), (ii) which at the time it is initially pledged to the Agent has a Current Market Value of at least $10 per share, (iii) which has been owned by a Pledgor who has met the two-year holding period for such Collateral under Rule 144(k), (iv) which has been pledged to the Agent under a Pledge Agreement for at least two years, and (v) which does not exceed 30,083,641 Nextel Common Stock Equivalents.

     "Eligible Supplemental Collateral" means any other securities (other than securities included in Cash Collateral) from time to time satisfactory to all Banks in their sole discretion but shall not include any of the Eligible Nextel Collateral; provided that, if the Opposing Banks at any time determine that any such securities shall no longer be Eligible Supplemental Collateral and notify the Agent and the Borrower of that decision, such securities shall effective commencing with the second Banking Day after the Borrower's receipt of such notice (and until decided otherwise by the Agent and the Required Banks) no longer be Eligible Supplemental Collateral for the purposes of future pledges under the Pledge Agreements (but any such securities already pledged under the Pledge Agreements

                                       6.

shall continue to be Eligible Supplemental Collateral so long as they are held under the Pledge Agreement).

     "Event of Default" has the meaning given such term in Section 9.01.

     "Facility" means either Facility A or Facility B.

     "Facility A" means the credit facility under this Agreement evidenced by the Facility A Commitments and the Facility A Loans.

     "Facility A Bank" means any Bank which has a Facility A Commitment or is owed a Facility A Loan.

     "Facility A Cash Collateral" means Cash Collateral pledged to the Agent under a Pledge Agreement and allocated to Facility A for the purpose of meeting the Facility A Collateral Maintenance Tests.

     "Facility A Cash Collateral Value" means the Cash Collateral Value of any Facility A Cash Collateral.

     "Facility A Collateral" means the Facility A Cash Collateral and the Facility A Primary Collateral.

     "Facility A Collateral Maintenance Tests" means the tests set forth in clauses (i) and (ii) of the definition of Collateral Maintenance Tests.

     "Facility A Commitment" means, with respect to each Facility A Bank, the obligation of such Bank to make its Facility A Loans under this Agreement in the principal amount set forth next to such Bank's name under "Facility A Commitment" on Schedule 1 hereto, as such amount may be reduced or otherwise modified from time to time; PROVIDED that the aggregate amount of the Commitments shall not exceed either (a) the Maximum Loan Value or (b) the Effective Date Collateral, with each Bank's Facility A Commitment as set forth above being reduced proportionately in accordance with such aggregate limits.

     "Facility A Loans" means the Loans designated as Facility A Loans under
Section 2.01(e).

     "Facility A Note" mean a promissory note of the Borrower in the form of Exhibit A-1 hereto evidencing the Facility A Loans made by a Bank hereunder.

     "Facility A Primary Collateral" means Primary Collateral pledged to the Agent under a Pledge Agreement and allocated to Facility A for the purpose of meeting the Facility A Collateral Maintenance Tests.

     "Facility A Primary Collateral Value" means the Primary Collateral Value of any Facility A Primary Collateral.

                                       7.

     "Facility A Pro Rata Share" means, when used with reference to any Facility A Bank, (i) on either Drawdown Date, the "Facility A Percentage" shown next to such Bank's name on Schedule 1 hereto and (ii) after the last Drawdown Date, a fraction the numerator of which shall be such Bank's Facility A Loans and the denominator of which shall be the aggregate Facility A Loans outstanding for all Facility A Banks.

     "Facility B" means the credit facility under this Agreement evidenced by the Facility B Commitments and the Facility B Loans.

     "Facility B Bank" means any Bank which has a Facility B Commitment or is owed a Facility B Loan.

     "Facility B Cash Collateral" means Cash Collateral pledged to the Agent under a Pledge Agreement and allocated to Facility B for the purpose of meeting the Facility B Collateral Maintenance Tests.

     "Facility B Cash Collateral Value" means the Cash Collateral Value of any Facility B Cash Collateral.

     "Facility B Collateral" means the Nextel Collateral, the Facility B Cash Collateral and the Facility B Primary Collateral.

     "Facility B Collateral Maintenance Tests" means the tests set forth in clause (iii) of the definition of Collateral Maintenance Tests.

     "Facility B Commitment" means, with respect to each Facility B Bank, the obligation of such Bank to make its Facility B Loans under this Agreement in the principal amount set forth next to such Bank's name under "Facility B Commitment" on Schedule 1 hereto, as such amount may be reduced or otherwise modified from time to time; PROVIDED that the aggregate amount of the Commitments shall not exceed either (a) the Maximum Loan Value or (b) the Effective Date Collateral, with each Bank's Facility B Commitment as set forth above being reduced proportionately in accordance with such aggregate limits.

     "Facility B Loans" means the Loans designated as Facility B Loans under
Section 2.01(e).

     "Facility B Note" mean a promissory note of the Borrower in the form of Exhibit A-2 hereto evidencing the Facility B Loans made by a Bank hereunder.

     "Facility B Primary Collateral" means Primary Collateral pledged to the Agent under a Pledge Agreement and allocated to Facility B for the purpose of meeting the Facility B Collateral Maintenance Tests.

     "Facility B Primary Collateral Value" means the Primary Collateral Value of any Facility B Primary Collateral.

                                       8.

     "Facility B Pro Rata Share" means, when used with reference to any Facility B Bank, (i) on either Drawdown Date, the "Facility B Percentage" shown next to such Bank's name on Schedule 1 hereto and (ii) after the last Drawdown Date, a fraction the numerator of which shall be such Bank's Facility B Loans and the denominator of which shall be the aggregate Facility B Loans outstanding for all Facility B Banks.

     "Facility Documents" means this Agreement, the Notes, the Authorization Letter, the Borrower Pledge Agreement and the Third Party Pledge Agreement, any Cash Collateral Agreement, the Nextel Confirmation Agreement and other documents delivered under Section 4.01(c).

     "FCC Provisions" means the provisions of the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

     "First Nextel Option" means the First Option (as defined in the Nextel Purchase Agreement).

     "First Motorola Option" means the First Tranche (as defined in the Motorola Purchase Agreement).

     "First Tranche Options" means the First Nextel Option and the First Motorola Option.

     "Fixed Base Rate" means with respect to any Interest Period for a Fixed Rate Loan, the arithmetic mean, as calculated by the Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Fixed Rate Loan which shall be made by the Reference Bank and outstanding during such Interest Period.

     "Fixed Rate" means, for any Fixed Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

     "Fixed Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

                                       9.

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any other member of the Borrower Group before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which could be reasonably expected to result in an indictment of any of them or the seizure or forfeiture of any of the Collateral or the creation of a Lien on the Collateral which would have priority over or equal to the Lien in favor of the Agent under the Pledge Agreements.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.05 (except for changes concurred in by the Borrower's independent public accountants).

     "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.07, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

     "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

     "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "LLC Agreement" means the Limited Liability Company Agreement of Digital Radio, L.L.C. dated and effective as of March 17, 1995, as it may be amended from time to time.

     "Loan" means any loan made by a Bank pursuant to Section 2.01 of the Original Credit Agreement or Section 2.01 of this Agreement as amended and restated as of the Effective Date.

     "Manager" means the person who is designated as the manager member under the charter documents of the Borrower.

     "Margin" means (a) for a Variable Rate Loan, 0%; and (b) for a Fixed Rate Loan prior to the Effective Date, 0.5%, and on and after the Effective
Date:

                                       10.

               (i) 0.375% on that portion of the Facility A Loans equal to the Cash Collateral Value;

               (ii) 0.5% on that portion of the Facility A Loans equal to the lesser of (x) 75% of the Primary Collateral Value and (y) the aggregate principal amount of the Facility A Loans minus the Cash Collateral Value;

               (iii) 1.25% on any portion of the aggregate principal amount of the Facility A Loans which exceeds the sum of (x) the Cash Collateral Value and (y) 75% of the Primary Collateral Value; and

               (iv)   1.25% on the Facility B Loans.

For the purposes of determining the Margin on Fixed Rate Loans, the Cash Collateral Value and the Primary Collateral Value shall be calculated as of the close of business in New York, New York on the last Business Day of each week and such values shall be used for purposes of interest calculations for the ensuing week, unless during the ensuing week Cash Collateral or Primary Collateral is added to, released from or substituted in the Collateral, in which event the Cash Collateral Value and the Primary Collateral Value shall also be calculated as of the date of such addition, release or substitution and such calculations shall be controlling until the next applicable calculation.

     "Maximum Loan Value" at any time shall mean 50% of the aggregate Current Market Value at such time of the Eligible Collateral.

     "Motorola Drawdown Date" means the date on which the Borrower makes a borrowing hereunder for the purpose of exercising the First Motorola Option (which date may not be earlier than the Effective Date nor later than September 15, 1997).

     "Motorola Drawdown Commitment" for any Bank means 5.26763% of such Bank's Commitment.

     "Motorola Purchase Agreement" means that certain Stock Purchase Agreement between the Borrower and Motorola, Inc. dated as April 4, 1995, as it may be amended from time to time.

     "New Collateral" means, in the case of a substitution of Collateral under
Section 2.05, the Collateral which is being delivered to the Agent in substitution for Collateral already held by the Agent.

     "New Loans" means Loans made by the Remaining Banks on a Drawdown Date.

     "New Loan Commitment" means the aggregate of the Commitments less the aggregate principal amount of the Old Loans.

                                       11.

     "New Notes" means Notes issued to the Remaining Banks to evidence the Loans owed to them after the making of the New Loans and any purchase of Old Loans under Section 4.04.

     "Nextel" means Nextel Communications, Inc., a Delaware corporation.

     "Nextel Certificate of Incorporation" means the Certificate of Incorporation of Nextel, as amended to the date of this Agreement.

     "Nextel Collateral" means any Collateral consisting of Nextel Stock.

     "Nextel Collateral Agreement" means that certain Agreement substantially in the form of Exhibit J executed or to be executed by Nextel, the Borrower and the Agent, as the same may be amended from time to time.

     "Nextel Collateral Value" on any day means one-third of the Current Market Value of the Eligible Nextel Qualified Collateral held by the Agent as security for the Notes free and clear of all Liens other than those under a Pledge Agreement.

     "Nextel Common Stock" means the Class A Common Stock of Nextel.

     "Nextel Common Stock Equivalents" at any time means the sum of (i) the number of shares of Nextel Common Stock held by the Agent under the Pledge Agreements and (ii) the number of shares of Nextel Common Stock into which the Class A Preferred Stock and the Class C Preferred Stock held by the Agent under the Pledge Agreements may be converted at such time.

     "Nextel Confirmation" means that certain Confirmation substantially in the form of Exhibit M executed or to be executed by Nextel and the Borrower, as an amendment to the Nextel Purchase Agreement.

     "Nextel Options" means any and all of the Second Option and the Third Option (each as defined in the Nextel Purchase Agreement) and the Option (as defined in the Motorola Purchase Agreement) (other than the First Tranche thereof) and any securities and other property issued from time to time in respect thereof or upon the conversion, exercise or exchange thereof but shall not include any of the Eligible Nextel Collateral held by the Agent under the Pledge Agreements.

     "Nextel Purchase Agreement" means that certain Securities Purchase Agreement by and among Nextel, the Borrower and Craig O. McCaw dated as of April 4, 1995, as it may be amended from time to time (including but not limited to the Option Agreements executed pursuant thereto and the Option Exercise and Lending Commitment Agreement by and among Nextel and the Borrower dated as of June 16, 1997).

     "Nextel Stock" means Nextel Common Stock, Class A Preferred Stock and Class C Preferred Stock, or any thereof.

                                       12.

     "Nextel Transferee" has the meaning set forth in Section 7.06.

     "Nextel Transfer Agreement" means an agreement substantially in the form of Exhibit K hereto.

     "Note" means either a Facility A Note or a Facility B Note or both.

     "Obligations" means all obligations of the Borrower to the Agent or the Banks now or hereafter existing under the Facility Documents whether for principal, interest, fees, expenses or otherwise.

     "Old Collateral" means, in the case of a substitution of Collateral under
Section 2.05, the Collateral already held by the Agent for which the Borrower is requesting a substitution.

     "Old Loan Percentage" means, as to any Departing Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Departing Bank's Old Loans divided by the aggregate Old Loans of all the Departing Banks.

     "Old Loans" means the Loans outstanding immediately prior to the Effective Date.

     "Old Notes" means the Notes evidencing the Old Loans.

     "Opposing Banks" means, at any time while no Loans are outstanding, Banks having more than 30% of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Banks having more than 30% of the aggregate principal amount of the Loans.

     "Original Credit Agreement" has the meaning provided in the Recitals hereof.

     "Permitted Investments" means any of the following Dollar denominated investments:

               (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; and

               (ii) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the investments permitted under clause (i).

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                                       13.

     "Pledge Agreement" means the Borrower Pledge Agreement, any Third Party Pledge Agreement and any Cash Collateral Agreement, as those agreements may be amended from time to time.

     "Pledgor" has the meaning given such term in each Pledge Agreement.

     "Primary Collateral" means Eligible AT&T Collateral, Eligible Lucent Collateral, Eligible NCR Collateral, Eligible Supplemental Collateral, or any combination thereof.

     "Primary Collateral Value" of any Primary Collateral means the Current Market Value of such Primary Collateral if held by the Agent as security for the Notes free and clear of all Liens other than those under a Pledge Agreement; provided that if the Current Market Value of the Eligible NCR Collateral allocated to a Facility exceeds one-ninth of the total Current Market Value of the Eligible AT&T Collateral and Eligible Lucent Collateral allocated to that Facility, then the amount of such excess shall not be included in the Primary Collateral Value of the Primary Collateral allocated under Section 2.01(g) to that Facility.

     "Prime Rate" means that rate of interest from time to time announced by the Agent at the Principal Office as its prime commercial lending rate. Such rate is not tied to any external index and does not necessarily represent the lowest or best rate of interest actually charged to any class or category of customers.

     "Principal Office" means the principal office of the Agent, presently located at 270 Park Avenue, New York, New York 10017.

     "Purchase Agreements" means the Nextel Purchase Agreement and the Motorola Purchase Agreement.

     "Purchased Amount" has the meaning provided in Section 2.04(b).

     "Recourse Guaranty" means any guaranty provided by a Third Party Pledgors and accepted by the Banks pursuant to Section 2.13 hereof.

     "Reference Bank" means The Chase Manhattan Bank and any successor thereto.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank

                                       14.

of or under any United States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Remaining Banks" means the Banks other than the Departing Banks and includes any Bank signatory hereto which was not a party to the Original Credit Agreement.

     "Required Banks" means, at any time while no Loans are outstanding, Banks having at least 70% of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Banks holding at least 70% of the aggregate principal amount of the Loans.

     "Required A Banks" means, at any time while no Facility A Loans are outstanding, Banks having at least 70% of the aggregate amount of the Facility A Commitments and, at any time while Facility A Loans are outstanding, Banks holding at least 70% (or with respect to any action to foreclose upon any Facility A Collateral or to collect on any Secondary Support or with respect to any request to the Agent under Section 8.03, 60%) of the aggregate principal amount of the Facility A Loans.

     "Required B Banks" means, at any time while no Facility B Loans are outstanding, Banks having at least 70% of the aggregate amount of the Facility B Commitments and, at any time while Facility B Loans are outstanding, Banks holding at least 70% (or with respect to any action to foreclose upon the Facility B Collateral or with respect to any request to the Agent under Section 8.04, 60%) of the aggregate principal amount of the Facility B Loans.

     "Reserve Requirement" means, for any Fixed Rate Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate is to be determined as provided in the definition of "Fixed Base Rate" in this Section
1.01 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans.

     "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time.

     "SEC" means the Securities and Exchange Commission and any successor agency thereto.

     "Secondary Support" means guaranties, pledges or other arrangements meeting the requirements of Sections 2.13(a), (b) or (c).

                                       15.

     "Secondary Support Value" on any day means:

               (i)    with respect to any Recourse Guaranty provided under
          Section 2.13(a), the lesser of (x) the maximum amount which the Agent, in the case of an Event of Default, could demand under such Recourse Guaranty with respect to principal of the Facility A Loans and (y) the Credit Limit of such Third Party Pledgor;

               (ii) in the case of a Recourse Guaranty provided under Section 2.13(b), the lesser of (x) the maximum amount which the Agent, in the case of an Event of Default, could demand under such Recourse Guaranty with respect to principal of the Facility A Loans and (y) 50% of the Current Market Value of the Eligible Deposited Assets of such Third Party Pledgor; and

               (iii) with respect to any other collateral (other than Cash Collateral or Primary Collateral) pledged by a Third Party Pledgor, such value as may have been determined by the Borrower and the Agent at the time of the pledge of such collateral or, if no determination had been made, such value as determined by the Agent in its reasonable judgment.

provided that if any of the events specified in Section 8.01 (d), (e), (f), (g) or (h) shall have occurred and be continuing with respect to a Third Party Pledgor, the Secondary Support Value of any Recourse Guarantee provided by such Third Party Pledgor shall be zero.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person; provided that Nextel shall not be deemed a Subsidiary of the Borrower solely by reason of the power of the Borrower to control the Operations Committee (as defined in the Nextel Purchase Agreement).

     "Termination Date" means July 28, 2000; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

     "Third Party Pledge Agreement" means each of the amended and restated pledge agreements in the form of Exhibit C-2 to be delivered by the Third Party Pledgors under the terms of this Agreement, as any of such agreements may be amended from time to time.

     "Third Party Pledgor" means each of Craig O. McCaw, Keith W. McCaw, Bruce R. McCaw, John E. McCaw and Marion O. Williams.

                                       16.

     "Transfer Restriction" means any limitation, whether imposed by law or contract or otherwise, upon the record or beneficial owner of a security to sell, pledge, transfer or otherwise dispose of such security or to exercise any power to vote such security granted by law or the constituent documents of the issuer of such security; provided that limitations on voting rights generally applicable to a class of stock under the constituent documents shall not be deemed a Transfer Restriction.

     "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

     "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

     Section 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                                   ARTICLE 2.
                                   THE CREDIT

     Section 2.01.  THE LOANS.

          (a) Subject to the terms and conditions of this Agreement, each of the Remaining Banks severally agrees (i) to make a New Loan to the Borrower on the Effective Date in a principal amount up to such Remaining Bank's Effective Date Commitment Percentage multiplied by the aggregate amount of the Effective Date Loans, (ii) to continue its outstanding Loans made to the Borrower under the Original Credit Agreement, and (iii) to purchase on the Effective Date Old Loans from the Departing Banks in a principal amount up to such Remaining Bank's Effective Date Commitment Percentage multiplied by the aggregate of the Old Loans of the Departing Banks, all in a combined amount not to exceed its Commitment. Upon the making of a New Loan by a Remaining Bank on the Effective Date, such Remaining Bank's Effective Date Commitment shall be terminated.

          (b) Subject to the terms and conditions of this Agreement, each of the Remaining Banks severally agrees to make a New Loan to the Borrower on the Motorola Drawdown Date in a principal amount up to such Remaining Bank's Motorola Drawdown Commitment. Any portion of the Commitment of each Remaining Bank unborrowed on the earlier of the Motorola Drawdown Date or September 15, 1997 shall be terminated.

          (c) The Loans may be outstanding as Variable Rate Loans or Fixed Rate Loans (each a "type" of Loan); provided that Fixed Rate Loans as to New Loans made on a Drawdown Date may not be selected until the Drawdown Date has occurred. The Loans of each type of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loan.

                                       17.

          (d) The Loans shall be due and payable on the Termination Date, when all principal outstanding on the Loans shall be due and payable in full, together with all interest accrued thereon. Amounts paid or prepaid on the Loans may not be reborrowed except by conversion or renewal under Sections
2.06 or 2.07.

          (e) After the making of the New Loans on the Effective Date the amount of the Loans shall be divided into Facility B Loans (constituting 25.4885302% of the principal amount of the Loans) and Facility A Loans (constituting the remainder of the principal amount of the Loans), with each Facility A Bank having its Facility A Pro Rata Share of the Facility A Loans and each Facility B Bank having its Facility B Pro Rata Share of the Facility B Loans. If New Loans are made on the Motorola Drawdown Date, the amount of the Loans shall be redivided into Facility B Loans (constituting 25.4885302% of the principal amount of the Loans) and Facility A Loans (constituting the remainder of the principal amount of the Loans), with each Facility A Bank having its Facility A Pro Rata Share of the Facility A Loans and each Facility B Bank having its Facility B Pro Rata Share of the Facility B Loans.

          (f) Each Variable Rate Loan and each Fixed Rate Loan shall be allocated (i) between Facility A and Facility B in the same proportion that the aggregate Facility A Loans and the aggregate Facility B Loans bear to the total of all Loans and (ii) among the Facility A Banks and the Facility B Banks respectively based upon their Facility A Pro Rata Shares and Facility B Pro Rata Shares. Any Fixed Rate Loans constituting a part of the Old Loans purchased by the Remaining Banks under Section 4.04 shall be allocated among the Remaining Banks to the extent possible so that Fixed Rate Loans having the same Interest Period shall be shared pro rata among the Remaining Banks based upon their Commitments as of the Effective Date.

          (g) Collateral may be "allocated" to Facility A or Facility B, but such allocation is solely for purposes of (i) the Collateral Maintenance Tests and (ii) the allocation of proceeds pursuant to Section 2.14; and any such allocation shall not derogate from the requirement that all Collateral secures all Obligations. All Cash Collateral and all Primary Collateral (on an item by item basis) shall be allocated either to Facility A or to Facility B but not to both. On the Effective Date, all Cash Collateral and Primary Collateral shall be allocated to Facility A. Cash Collateral and Primary Collateral may thereafter be reallocated from one Facility to the other Facility only if such Collateral could first be released pursuant to the provisions of Section 2.05 pertaining to the first Facility and repledged to the other Facility and only upon the giving of the notice required under
Section 2.05(g); provided that any such reallocation shall not actually constitute a release of Collateral.

     Section 2.02. THE NOTES. The Facility A Loans of each Facility A Bank shall be evidenced by a single Facility A Note, duly completed and executed by the Borrower. The Facility B Loans of each Facility B Bank shall be evidenced by a single Facility B Note, duly completed and executed by the Borrower.

                                       18.

     Section 2.03. PURPOSE. The Borrower shall use the proceeds of the New Loans solely to purchase shares of Nextel Common Stock upon exercise of the First Tranche Options, in each case in compliance with Regulation U.

     Section 2.04.  BORROWING PROCEDURES.

          (a) The Borrower shall make the borrowing of New Loans hereunder on a Drawdown Date and shall give the Agent at least one Banking Day's notice of the date of such borrowing (which shall be a Banking Day). Not later than 1:00 p.m. New York City time on the date of such borrowing, each Remaining Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the New Loan to be made by it on such day available to the Agent at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to or for the account of the Borrower, in immediately available funds, by the Agent crediting or transmitting funds to one or more of the following as requested by the Borrower in its notice of such borrowing: (i) an account of the Borrower designated by the Borrower and maintained with the Agent at the Principal Office, (ii) Nextel in payment of all or part of the purchase price for securities under the Nextel Purchase Agreement, and (iii) Motorola, Inc. in payment of all or part of the purchase price for securities under the Motorola Purchase Agreement.

          (b) Not later than 1:00 p.m. New York City time on the Effective Date, each Remaining Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Old Loans to be purchased by it pursuant to Section 4.04 (such Remaining Bank's "Purchased Amount") available to the Agent at the Principal Office and in immediately available funds for the respective accounts of the Departing Banks. The Purchased Amount so received by the Agent from each Remaining Bank shall, subject to the conditions of this Agreement, be made available to or for the account of each Departing Bank, in immediately available funds, by the Agent crediting or transmitting funds to such Departing Bank in an amount equal to such Purchased Amount multiplied by such Departing Bank's Old Loan Percentage (such amount to be credited or transmitted to such account as such Departing Bank shall specify to the Agent in writing).

     Section 2.05.  MANDATORY PREPAYMENTS; MARK-TO-MARKET; RELEASE OF
COLLATERAL.

          (a) Notwithstanding anything to the contrary herein or in any other agreement or instrument executed by the Borrower or any Third Party Pledgor evidencing, or in connection with, the Loans, the Borrower hereby covenants at all times (subject to the right to cure in Section 2.05(b) below) to maintain or cause to be maintained with the Agent Eligible Maintenance Collateral meeting the Collateral Maintenance Tests, regardless of whether the Agent has given to the Borrower or to any Third Party Pledgor any notice or demand with respect to compliance with Collateral Maintenance Tests. On any date and at any time, the Agent may determine, at its option, the Current Market Value of all or any of the Eligible Maintenance Collateral held by the Agent pursuant to this Agreement as of such date and time and compliance with Collateral Maintenance Tests.

                                       19.

          (b) If on any day the Collateral Maintenance Tests are not met, then within three (3) Banking Days (including the Banking Day upon which such failure to satisfy such conditions occurs), at Borrower's option, either (i) the Borrower shall deliver, or cause to be delivered by or on behalf of the other Pledgors, to the Agent as additional Collateral to be held by the Agent under the lien of the Pledge Agreements, Eligible Additional Collateral (together with duly executed stock powers and other documents as reasonably requested by Agent to fully perfect a first priority security interest in such Collateral) or Secondary Support so that the Collateral Maintenance Tests are met, or (ii), subject to Section 2.06(b), the Borrower shall pay or prepay the Loans (including such payments or prepayments made with the proceeds from the sale or other realization of the Pledged Collateral conducted by the Agent on behalf of any Pledgor upon the request of the Pledgor) in an amount such that, after giving effect to such payment or prepayment, the Collateral Maintenance Tests are met. Any prepayments required under this Section 2.05(b) shall be applied first to outstanding Variable Rate Loans within the applicable Facility or Facilities and next to such outstanding Fixed Rate Loans within the applicable Facility or Facilities as may be requested by the Borrower at or prior to the time of prepayment (and absent such request, to such outstanding Fixed Rate Loans within the applicable Facility or Facilities as Agent in its sole discretion shall determine).

          (c) So long as no Default or Event of Default has occurred and is continuing and subject to Section 2.05(g), to the extent permitted by Regulation U, the Agent shall, if requested by the Borrower in writing, release such portion of the Collateral or any Secondary Support as is not needed to meet the Collateral Release Tests if for any period of at least 20 consecutive trading days (and thereafter on a continuous basis to the date of release) the Collateral Release Tests would have been met without regard to that portion of the Collateral or any Secondary Support requested to be released. Unless otherwise agreed by the Required Banks, any release of Primary Collateral under this Section 2.05(c) shall be first from any pledged Eligible Supplemental Collateral.

          (d) So long as no Default or Event of Default has occurred and is continuing and subject to Section 2.05(g), to the extent permitted by Regulation U, the Agent shall, if requested by the Borrower in writing, release such portion of the Eligible NCR Collateral as is not included in the calculation of Primary Collateral Value if for any period of at least 20 consecutive trading days (and thereafter on a continuous basis to the date of release) such Eligible NCR Collateral requested to be released has not been included in the calculation of Primary Collateral Value pursuant to the definition thereof.

          (e) So long as no Default or Event of Default has occurred and is continuing and subject to Section 2.05(g), the Agent shall to the extent permitted by Regulation U, if requested by the Borrower in writing, accept Cash Collateral in substitution for all or a portion of the Eligible Collateral or any Secondary Support held by the Agent as Collateral so long as the Collateral Maintenance Tests are met immediately following such substitution.

          (f) So long as no Default or Event of Default has occurred and is continuing and subject to Section 2.05(g), the Agent shall to the extent permitted by

                                       20.

Regulation U, if requested by the Borrower in writing, accept Primary Collateral in substitution for all or a portion of any Cash Collateral, any Nextel Collateral or other Primary Collateral held by the Agent as Collateral or any Secondary Support, so long as for at least the 20 consecutive trading days prior to the date of the request (and thereafter on a continuous basis to the date of substitution), the Primary Collateral Value of the Primary Collateral which would be held by the Agent as Collateral after such substitution is such that the Collateral Maintenance Tests would have been met assuming such substitution had already been in effect.

          (g) The Borrower's request for substitution, release or reallocation of Collateral under this Section 2.05 or Section 2.01(g) shall specify (i) a date for the substitution, release or reallocation at least three (3) Banking Days after Agent's receipt of the request and (ii) the Collateral to be substituted, released or reallocated, both by the identity and quantity of securities and by the identity of the Pledgor.

          (h) In the event of any substitution of Collateral (or Secondary Support) pursuant to Sections 2.05(e) or 2.05(f), the Agent shall release the Old Collateral (or, to the extent applicable, release Secondary Support) to the applicable Pledgor no later than the Banking Day following the Agent's receipt of the New Collateral and confirmation that the Agent has a perfected first priority lien in the New Collateral.

     Section 2.06.  OPTIONAL PREPAYMENTS AND CONVERSIONS.

          (a) The Borrower shall have the right to make prepayments of principal, or to convert one type of Loan into another type of Loan, at any time and from time to time; provided that: (i) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.08; (ii) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans; and (iii) any notice to convert a Loan to a Fixed Rate Loan may be given only on or after the Effective Date. Subject to the foregoing, the Borrower (with the written consent of the Pledgor who has pledged the Cash Collateral, which written consent shall have been delivered to the Agent at least one Banking Day prior to such prepayment) may use Cash Collateral to make prepayments of principal on the Loans.

          (b) Facility A Loans may not be converted into Facility B Loans, and Facility B Loans may not be converted into Facility A Loans. Any prepayments of principal shall be applied to the Facility A Loans and Facility B Loans in such proportions as the Borrower may instruct the Agent at the time of prepayment (or, in the absence of such instructions, on a prorated basis); PROVIDED THAT no such allocation shall result in the Facility B Loans exceeding 25.4885302% of the principal amount of the total Loans outstanding; and PROVIDED FURTHER THAT, if at any time the Facility B Loans exceed 25.4885302% of the principal amount of the total Loans outstanding, all prepayments shall be applied to the Facility B Loans to the extent of such excess.

                                       21.

     Section 2.07.  INTEREST PERIODS; RENEWALS.

          (a) In the case of each Fixed Rate Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a Fixed Rate Loan, such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day; and (iv) only five Interest Periods may be outstanding at any one time.

          (b) Upon notice to the Agent as provided in Section 2.08, the Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or a different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period; provided that the foregoing shall not prevent the conversion of any type of Fixed Rate Loan into another type of Loan in accordance with Section 2.06.

     Section 2.08. CERTAIN NOTICES. Notices by the Borrower to the Agent of the borrowing pursuant to Section 2.04, and each prepayment or conversion pursuant to Section 2.06 and each renewal pursuant to Section 2.07(b) shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York City time, and in the case of the borrowing on a Drawdown Date and prepayments of, conversions into and (in the case of Fixed Rate Loans) renewals of (a) Variable Rate Loans, given one Banking Day prior thereto; (b) Fixed Rate Loans, given four Banking Days prior thereto. Each such notice shall specify the type of the Loan to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Fixed Rate Loan, the Interest Period therefor), the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day) and, if a prepayment, whether of Facility A Loans or Facility B Loans or a combination thereof.
The Agent shall promptly (but no later than the close of the Banking Day on which the Agent has received timely notice from the Borrower) notify the Banks of the contents of each such notice.

     Section 2.09. MINIMUM AMOUNTS. Except for prepayments or conversions which result in the prepayment or conversion of a particular type or conversions made pursuant to Section 3.04, each prepayment, conversion and renewal of principal of the Loan of a particular type shall be in an amount at least equal to $10,000,000 in the aggregate for all Banks (prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate prepayments, conversions and renewals for the purposes of the

                                       22.

foregoing, one for each type of Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans of each type having concurrent Interest Periods shall be at least equal to $10,000,000 in the aggregate.

     Section 2.10.  INTEREST.

          (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum:
(i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under the Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

          (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 365/366 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks.

          (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the first day of each quarter, commencing the first such date after such Loan; (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

     Section 2.11. FEES. The Borrower shall pay to the Agent as compensation for its services hereunder an agency fee (in cash or such other type of compensation as may be mutually agreed) in the amount (and on the dates) heretofore mutually agreed.

     Section 2.12. PAYMENTS GENERALLY. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Agent's account number 323504132 maintained at the Principal Office (or to such other account as the Agent may specify from time to time by notice to all parties) for the account of the applicable Lending Office of each Bank. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. Subject to Section 9.16, the Borrower shall, at the

                                       23.

time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Loans to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

     Section 2.13. SECONDARY SUPPORT.

     In lieu of the pledge of additional Cash Collateral or Primary Collateral to meet the Collateral Maintenance Tests, the Borrower may arrange with one or more of the Third Party Pledgors to provide additional support or collateral for the Loans as follows:

          (a) A Third Party Pledgor may execute and deliver to the Agent for the ratable benefit of the Banks a limited recourse guaranty substantially in the form of Exhibit L-1 hereto (or in such other form as may be acceptable to the Facility A Banks), with the guaranty being limited to an amount equal or less than the credit limit established from time to time by all of the Facility A Banks in their sole discretion for such Third Party Pledgor under the following provisions of this subsection (a). Prior to any acceptance of such guaranty by the Agent, the Third Party Pledgor shall have delivered to each of the Facility A Banks such financial information as each of the Facility A Banks may request in its sole discretion. The Agent shall determine after consultation with the Facility A Banks what the highest aggregate credit limit (the "Credit Limit") would be so that each Facility A Bank's pro rata share thereof would not exceed such Facility A Bank's designated credit limit for such Third Party Pledgor. Any acceptance by the Facility A Banks of a guaranty under this subsection (a) may be conditioned upon a requirement of updated financial information (in form and content consistent with the financial information delivered prior to the acceptance of the guaranty) concerning the Third Party Pledgor on an annual basis and such adjustment to the Credit Limit for such Third Party Pledgor as may be requested by the Facility A Banks in their sole discretion upon ten days' notice, to be exercised in connection with the delivery or nondelivery of required updated financial information and in addition, on a one time basis upon 30 days' written notice from the Agent, at such other time as may be chosen by the Required A Banks in their sole discretion.

          (b) A Third Party Pledgor may execute and deliver to the Agent for the ratable benefit of the Banks a limited recourse guaranty substantially in the form of Exhibit L-2 hereto (or in such other form as may be acceptable to the Facility A Banks) without the provision of any financial information concerning the Third Party Pledgor so long as the Third Party Pledgor (i) maintains on deposit with the Agent Eligible Deposited Assets

                                       24.

having a market value as of the date of the execution of the guaranty of at least 200% of the amount of the guaranty and (ii) provides the Agent with a statement that the Third Party Pledgor is solvent and is not in default under any credit agreements with other lenders.

          (c) A Third Party Pledgor may make arrangements to pledge such other collateral with the Agent for the ratable benefit of the Banks on such terms and conditions and with such Secondary Support Value as the Third Party Pledgor, the Agent and all of the Facility A Banks in their sole discretion may determine.

     Section 2.14. PROCEEDS UPON FORECLOSURE. The Banks agree that upon disposition of any Collateral upon foreclosure (or any transfer to the Agent in lieu thereof and disposition by the Agent thereafter) and any collections from any Secondary Support, the proceeds of such disposition or collections shall be applied first to any fees of the Agent and thereafter as follows:

          (a) Any proceeds actually received by the Agent from the disposition of any Facility B Collateral shall be applied and paid (i) first to the payment of or provision for any expenses of such disposition and collections of any Facility B Collateral, (ii) second to the Facility B Banks with respect to amounts due and owing with respect to the Facility B Loans according to each Facility B Bank's Facility B Pro Rata Share and (iii) third to the Facility A Banks with respect to amounts due and owing with respect to the Facility A Loans according to each Facility A Bank's Facility A Pro Rata Share; and

          (b) Any proceeds actually received by the Agent from the disposition of any Facility A Collateral or from collections on Secondary Support shall be applied and paid (i) first to the payment or or provision for any expenses of such disposition and collection of any Facility A Collateral or Secondary Support, (ii) second to the Facility A Banks with respect to amounts due and owing with respect to the Facility A Loans according to each Facility A Bank's Facility A Pro Rata Share and (iii) third to the Facility B Banks with respect to amounts due and owing with respect to the Facility B Loans according to each Facility B Bank's Facility B Pro Rata Share.

Any surplus remaining after the payment of Obligations shall be paid over to the Borrower or to whosoever may be lawfully entitled to receive such surplus. In the event of the disposal of fungible Collateral of a class of asset which is held as part of both the Facility A Collateral and the Facility B Collateral, the proceeds of such fungible Collateral shall be allocated to the Facility A Loans and Facility B Loans in the same proportion as the amount of such fungible Collateral held as Facility A Collateral bears to the amount of such fungible Collateral held as Facility B Collateral.

                                       25.

                                   ARTICLE 3.
                       YIELD PROTECTION; ILLEGALITY; ETC.

     Section 3.01.  ADDITIONAL COSTS.

          (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements (other than those already reflected in the Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this
Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this Section 3.01(a), or under Section 3.01(c), the Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 3.04.

          (b) Without limiting the effect of the foregoing provisions of this Section 3.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with
Section 3.04).

                                       26.

          (c) Without limiting the effect of the foregoing provisions of this Section 3.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority regarding capital adequacy, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation.

          (d)  Determinations and allocations by a Bank for purposes of this
Section 3.01 of the effect of any Regulatory Change pursuant to subsections
(a) or (b), or of the effect of capital maintained pursuant to subsection
(c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis, but in no event shall the Borrower be obligated to reimburse any costs incurred for periods earlier than six months prior to the delivery of such Bank's written request for such costs.

     Section 3.02. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if:

          (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for Fixed Rate Loans as provided in this Agreement; or

          (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the rate of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 does not adequately cover the cost to the Banks of making or maintaining such Loans, then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either repay such Loans or convert such Loans into another type of Loans in accordance with Section 2.06.

                                       27.

     Section 3.03. ILLEGALITY. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew Fixed Rate Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Fixed Rate Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or renew Fixed Rate Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Fixed Rate Loans, as the case may be, shall be converted in accordance with Section 3.04.

     Section 3.04. CERTAIN CONVERSIONS PURSUANT TO SECTIONS 3.01 AND 3.03. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 3.01 or 3.03, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 3.01(b) or 3.03, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.01 or 3.03 which gave rise to such conversion no longer exist:

          (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans; and

          (b) all Loans which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans.

     If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01 or 3.03 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 3.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective outstanding Loans.

     Section 3.05. CERTAIN COMPENSATION. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                                       28.

          (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of mandatory prepayment, acceleration or otherwise); or

          (b) any failure by the Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.04, 2.06 or 2.07, as the case may be.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest (less the Margin) for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 3.05 shall be conclusive absent manifest error, but in no event shall the Borrower be obligated to reimburse any costs incurred for periods earlier than six months prior to the delivery of such Bank's written request for such costs.

     Section 3.06. SUBSTITUTION OF BANKS. Upon the receipt by the Borrower from any Bank (an "Affected Bank") of a request for compensation under Sections 3.01 or 3.05 or a notice under Section 3.03, the Borrower may: (i) designate a replacement bank or financial institution (a "Replacement Bank") to acquire and assume all or part of such Affected Bank's Loans and Commitments; or (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments. Any such designation of a Replacement Bank under clause (i) shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                                   ARTICLE 4.
                        CONDITIONS PRECEDENT; RESTATEMENT

     Section 4.01. DOCUMENTARY CONDITIONS PRECEDENT. The obligations of the Remaining Banks to make New Loans hereunder and to purchase Old Loans from the Departing Banks under Section 4.04, the obligations of the Departing Banks to sell and assign their Old Loans to the Remaining Banks under Section 4.04, and the effectiveness of this Agreement, are subject to the condition precedent that the Agent shall have received on or before the Effective Date (which shall not be later than August 15, 1997) each of the following, in form and substance satisfactory to the Agent and its counsel:

          (a)  the Notes duly executed by the Borrower;

                                       29.

          (b)  the Authorization Letter duly executed by the Borrower;

          (c) the Pledge Agreements duly executed by each Pledgor together with: (i) transfer of the Pledged Collateral by means of (A) in the case of Eligible Nextel Collateral, delivery of stock certificates with duly indorsed stock powers and (B) in the case of Primary Collateral, appropriate instructions to the relevant financial intermediary to transfer such Pledged Collateral into an account at Depositary Trust Company in the name of the Agent's nominee; (ii) custody agreements on the Agent's standard form duly executed by the Borrower and the Third Party Pledgors; (iii) Forms U-1 duly executed by the Borrower and the Third Party Pledgors; and (iv) such other documents with respect thereto as the Agent shall reasonably request;

          (d) a certificate of the Manager of the Borrower and the Secretary or other similar officer of Eagle River, dated the Effective Date, attesting to all action taken by the Borrower and Eagle River, including action by their respective Managers authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

          (e) a certificate of the Manager of the Borrower and the Secretary or other similar officer of Eagle River, dated the Effective Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

          (f) a certificate of the Manager of the Borrower, dated the Effective Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

          (g) a favorable opinion of Morrison & Foerster, counsel for the Borrower, dated the Effective Date, in substantially the form of Exhibit D and as to such other matters as the Agent or any Bank may reasonably request;

          (h) a favorable opinion of Davis Wright Tremaine, counsel for the Borrower, dated the Effective Date, in substantially the form of Exhibit E and as to such other matters as the Agent or any Bank may reasonably request;

          (i) a favorable opinion of C. James Judson, counsel for the Borrower, dated the Effective Date, in substantially the form of Exhibit F and as to such other matters as the Agent or any Bank may reasonably request;

          (j) a favorable opinion of Perkins Coie, counsel for the Craig O. McCaw, dated the Effective Date, in substantially the form of Exhibit G and as to such other matters as the Agent or any Bank may reasonably request;

                                       30.

          (k) the Nextel Confirmation and the Nextel Collateral Agreement, each dated the Effective Date and duly executed by the parties thereto;

          (l) copies of the Purchase Agreements, the Borrower's Amended and Restated Certificate of Formation and the LLC Agreement, each as amended to and including the Effective Date, certified as true, correct and complete copies by a duly authorized officer of the Borrower;

          (m) a favorable opinion of Brobeck, Phleger & Harrison, counsel for the Agent, dated the Effective Date, in substantially the form of Exhibit H; and

          (n) such dividend orders and notices of conversion with respect to the Nextel Collateral as the Agent may request consistent with the Pledge Agreements.

     Section 4.02. ADDITIONAL CONDITIONS PRECEDENT. The obligations of the Banks to make any Loans on a Drawdown Date shall be subject to the further conditions precedent that on the date of such Loans:

          (a)  the following statements shall be true:

               (i) the representations and warranties contained in Article 5 of this Agreement and in Article 2 of each Pledge Agreement are true and correct on and as of the date of such Loans as though made on and as of such date; and

               (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loans;

          (b) in the case of the Effective Date, the purchase of shares of Nextel Common Stock upon exercise of the First Nextel Option shall have occurred simultaneously with the making of the New Loans on the Effective Date, and the proceeds of such New Loans shall have been used for the purpose of funding such exercise;

          (c) in the case of the Motorola Drawdown Date, the purchase of shares of Nextel Common Stock upon exercise of the First Motorola Option shall have occurred simultaneously with the making of the New Loans on the Motorola Drawdown Date, and the proceeds of such New Loans shall have been used for the purpose of funding such exercise; and

          (d) the Agent shall have received such approvals, opinions or documents as the Agent or any Bank may reasonably request.

     Section 4.03. DEEMED REPRESENTATIONS. The notice of the borrowing hereunder and acceptance by the Borrower of the proceeds of such borrowing shall constitute a representation and warranty that the statements contained in
Section 4.02(a) are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such borrowing, as of the date of such borrowing.

                                       31.

     Section 4.04.  REALLOCATION OF LOANS.

          (a) With effect on the Effective Date, except as otherwise provided herein, the Commitment of each Bank shall be as set forth on
Schedule 1 hereto.

          (b) On the Effective Date, each Departing Bank shall be deemed to have sold and assigned, and shall sell and assign, without recourse, to each Remaining Bank, and each Remaining Bank shall be deemed to have purchased, and shall purchase, without recourse, an amount of the Old Loans of such Departing Bank equal to the Old Loans of such Departing Bank multiplied by the Effective Date Commitment Percentage of such Remaining Bank, such that the total outstanding Loans of such Remaining Bank after giving effect to such assignment and the making of New Loans by the Remaining Banks shall equal 94.73237% of such Remaining Bank's Commitment. Each Departing Bank, for itself and not for any other Departing Bank, represents and warrants to each Remaining Bank purchasing any portion of an Old Loan from such Departing Bank that such Departing Bank (i) is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required for its due execution, delivery and performance of this Agreement, and no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of such Departing Bank, enforceable against such Departing Bank in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (c) By their execution of this Agreement, each of the Banks and the Agent consents to the transactions described in the preceding subsections
(a) and (b), and the Agent waives the administrative processing fee, to the extent that it is payable with respect to such transactions pursuant to
Section 10.05(a).

          (d)  Payments made by the Remaining Banks pursuant to this Section
4.04 shall be made to the Agent for the account of each Departing Bank as provided in Section 2.04(b).

          (e) The Borrower will pay on the Effective Date all accrued and unpaid interest on the Old Notes, all amounts payable by the Borrower pursuant to Section 3.05 of the Original Credit Agreement, and any other accrued and unpaid fees under the Original Credit Agreement.

     Section 4.05.  RESTATEMENT.  Upon the occurrence of the Effective Date
(i) the Original Credit Agreement shall be deemed to be restated in the form hereof (except such

                                       32.

provisions thereof which by their terms survive any termination thereof (without duplicating the obligations of the Borrower under this Agreement)) and (ii) each of the Banks shall return to the Agent for forwarding to the Borrower as promptly as practicable the Old Notes marked to show that the Old Notes have been superseded in the case of the Remaining Banks and paid in the case of the Departing Banks.

     Section 4.06. DELETION OF BANKS. Upon the Effective Date, the Departing Banks shall cease to be "Banks" under and for all purposes of the Original Credit Agreement as amended and restated by this Agreement and shall have no rights or obligations thereunder, except for (i) rights to receive payment of indemnities, reimbursements and other similar amounts from the Borrower (including, without limitation, rights under Section 10.03 of the Original Credit Agreement), and (ii) obligations to indemnify, reimburse or make payment to the Agent, any Bank or the Borrower with respect to actions, failures to act, conditions, circumstances or events on or prior to the Effective Date.

     Section 4.07. NON-RECOURSE TO DEPARTING BANKS; NO WARRANTY OR REPRESENTATIONS; INDEPENDENT CREDIT ANALYSIS. The payments to any of the Departing Banks for purchases of Old Loans under Section 4.04 shall be without recourse to the Agent, any of the Departing Banks, any of their respective affiliates or any of their respective officers, directors, agents or employees. Each of the Remaining Banks acknowledges that neither the Agent nor any of the Departing Banks shall have any responsibility or liability, express or implied, joint or several, with respect to the execution (other than its own), legality, validity, enforceability, genuineness, sufficiency or value of the New Notes of the Remaining Banks, the Original Credit Agreement, this Agreement or any of the other Facility Documents; the execution (other than its own), legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any security interest in, any Collateral; or the adequacy, accuracy or completeness of any information provided by the Borrower, or any of its Affiliates or Subsidiaries, or the Third Party Pledgors, under or in connection with the Original Credit Agreement, this Agreement or any of the other Facility Documents or the transactions herein or therein contemplated (whether or not such information has been or is hereafter distributed to such party by the Agent or any of the Departing Banks). Neither the Agent nor, except as set forth in Section 4.04(b), any of the Departing Banks makes any warranty or representation or assumes any responsibility with respect to any condition or fact or the enforceability of the Original Credit Agreement, this Agreement (including the New Notes delivered hereunder) or any of the other Facility Documents, or any provision of the Original Credit Agreement, this Agreement or any of the other Facility Documents, or the performance or observance by the Borrower or any other Person of any of their respective obligations under the Original Credit Agreement, this Agreement or any of the other Facility Documents, or with respect to the financial condition, business, operations or credit standing of the Borrower, or any of its Affiliates or Subsidiaries or any Third Party Pledgor, or with respect to the condition or responsibility (financial or otherwise) of any insurer or the adequacy of insurance coverage, or the accuracy or completeness of any information, exhibit, certificate or report furnished hereunder or any statements, warranties or representations (whether written or oral) made in or in connection with the Original Credit Agreement, this Agreement or any of the other Facility Documents. Each of the Remaining Banks hereby confirms to the Agent and each of the Departing

                                       33.

Banks that such Remaining Bank has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to execute and deliver this Agreement and to remain a Bank hereunder and that such Remaining Bank has been solely responsible for making its own independent appraisal of and investigations into the financial conditions, creditworthiness, conditions, affairs, status and nature of the Borrower, its Affiliates and Subsidiaries, and the Third Party Pledgors. Accordingly, each of the Remaining Banks hereby also confirms to the Agent and each of the Departing Banks that such Remaining Bank has not relied on the Agent or any of the Departing Banks to check or inquire on such Remaining Bank's behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, its Affiliates and Subsidiaries or the Third Party Pledgors under or in connection with the Original Credit Agreement, this Agreement or any of the other Facility Documents or the transactions herein or therein contemplated (whether or not such information has been or is hereafter distributed to such party by the Agent or any of the Departing Banks).

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants as of the Effective Date that:

     Section 5.01. ORGANIZATION, GOOD STANDING AND DUE QUALIFICATION. Each of the Borrower and Eagle River is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Washington, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign company and in good standing under the laws of each other jurisdiction in which such qualification is required. The Borrower has no Subsidiaries. The Borrower has delivered to each of the Banks true, correct and complete copies of its Amended and Restated Certificate of Formation and the LLC Agreement and the Certificate of Formation of Eagle River.

     Section 5.02. POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary member action and do not and will not: (a) contravene its Amended and Restated Certificate of Formation or the LLC Agreement; (b) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any other member of the Borrower Group; (c) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(d) result in, or require, the creation or imposition of any Lien (other than as created under the Pledge Agreements), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (e) cause the Borrower or any other member of the Borrower Group to be in default under any such law,

                                       34.

rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 5.03. LEGALLY ENFORCEABLE AGREEMENTS. Each Facility Document to which the Borrower or any Pledgor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower or such Pledgor, as the case may be, enforceable against the Borrower or such Pledgor, as the case may be, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 5.04. LITIGATION. Except as set forth on Schedule 5.04, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Pledgor before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any Pledgor or of the ability of the Borrower or any Pledgor to perform its obligations under the Facility Documents to which it is a party.

     Section 5.05. FINANCIAL STATEMENTS. (i) The balance sheet of the Borrower as of the end of each of the fiscal years ending December 31, 1995 and December 31, 1996 and a consolidated income statement and statements of cash flows and changes in members' equity of the Borrower for each of such fiscal years and (ii) the pro forma balance sheet of the Borrower showing the results of the transactions contemplated to be effected on the Effective Date, copies of all of which have been furnished to each of the Banks, are complete and correct and fairly present the financial condition of the Borrower as at such dates. There are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected in such balance sheet or in the notes thereto. No information, exhibit or report furnished by the Borrower to the Banks in connection with the negotiation of this Agreement concerning the Borrower Group and terms of and restrictions upon the Collateral contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading; but no representation or warranty is made with respect to the condition (financial or otherwise), business, operations or prospects of any Person other than members of the Borrower Group.

     Section 5.06. OWNERSHIP AND LIENS. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 5.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder and except for the Liens created by the Borrower Pledge Agreement.

                                       35.

     Section 5.07. TAXES. The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

     Section 5.08. CREDIT AND OTHER ARRANGEMENTS. Schedule 5.08 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) or purchase of securities in respect of which the Borrower is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 5.09. OPERATION OF BUSINESS. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

     Section 5.10. NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Each of the Borrower and the Pledgors has satisfied all judgments and none of the Borrower and the Pledgors is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except in the case of the Third Party Pledgors matters which would not impair the ability of the Third Party Pledgors to perform their obligations under the Pledge Agreements and which do not relate to the transactions contemplated by this Agreement and the Purchase Agreements.

     Section 5.11. NO DEFAULTS ON OTHER AGREEMENTS. The Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower, or the ability of the Borrower to carry out its obligations under the Facility Documents to which it is a party. The Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 5.12. GOVERNMENTAL REGULATION. Neither the Borrower nor any of the Pledgors is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                                       36.

     Section 5.13. NO FORFEITURE. Neither the Borrower nor any other member of the Borrower Group is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

     Section 5.14. PURCHASE AGREEMENTS; NEXTEL CERTIFICATE OF INCORPORATION. The Borrower has delivered to each of the Banks true, correct and complete copies of the Purchase Agreements and the Nextel Certificate of Incorporation. The Purchase Agreements are in full force and effect, and the other parties thereto have no defense to the enforcement thereof.

                                   ARTICLE 6.
                              AFFIRMATIVE COVENANTS

     So long as any of the Notes shall remain unpaid, the Borrower shall:

     Section 6.01. MAINTENANCE OF EXISTENCE. Preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

     Section 6.02. CONDUCT OF BUSINESS. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

     Section 6.03. MAINTENANCE OF PROPERTIES. Maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 6.04. MAINTENANCE OF RECORDS. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

     Section 6.05. MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     Section 6.06. COMPLIANCE WITH LAWS. Comply in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

     Section 6.07. RIGHT OF INSPECTION. At any reasonable time and from time to time, upon advance notice, permit the Agent or any Bank or any agent or representative thereof,

                                       37.

to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

     Section 6.08.  REPORTING REQUIREMENTS.  Furnish directly to each of the
Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statements of cash flows and changes in members' equity of the Borrower and its consolidated Subsidiaries for such fiscal year and (ii) an unconsolidated balance sheet of the Borrower as of the end of such fiscal year and an unconsolidated income statement and statements of cash flows and changes in members' equity of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and unconsolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower;

          (b) promptly upon receipt thereof, copies of any reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

          (c) simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer of the Borrower certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

          (d) simultaneously with the delivery of the annual financial statements referred to in Section 6.08(a), a certificate signed by the Borrower and each Third Party Pledgor, in form and substance satisfactory to the Agent, to the effect that the representations of the Borrower in Sections
2.02 and 2.04 of the Borrower Pledge Agreement and by each Third Party Pledgor in Sections 2.03 and 2.05 of each of the Third Party Pledge Agreements continue to be true and complete in all material respects and that such Collateral continues to be Eligible Collateral;

          (e) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower;

                                       38.

          (f) as soon as possible and in any event within five (5) Banking Days after the Borrower knows of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (g) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof (and in any event within five (5) Banking Days of such knowledge) notice of any Forfeiture Proceeding; and

          (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.

                                   ARTICLE 7.
                               NEGATIVE COVENANTS

     So long as any of the Notes shall remain unpaid, the Borrower shall not:

     Section 7.01. DEBT. Create, incur, assume or suffer to exist any Debt, except:

          (a)  Debt of the Borrower under this Agreement or the Notes;

          (b)  Accounts payable to trade creditors for goods or services; and

          (c) Other unsecured Debt of the Borrower in an amount not exceeding $10,000,000 at any time.

     Section 7.02. LIENS. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of the Collateral, except:

          (a) Liens in favor of the Agent on behalf of the Banks securing the Loans hereunder;

          (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained; and

          (c) Bankers' Liens and rights to offset with respect to deposit accounts.

     Section 7.03. MERGERS, ETC. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that: (a) any such Subsidiary may merge into or consolidate with or transfer assets to the

                                       39.

Borrower or transfer assets to any other Person; and (b) the Borrower may transfer the Nextel Options to any other Person; and (c) the Borrower or any Subsidiary may effect any Acceptable Acquisition.

     "Acceptable Acquisition" means any Acquisition which has been either (a) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (b) recommended by such Board to the shareholders of such corporation.

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

     Section 7.04. NO ACTIVITIES LEADING TO FORFEITURE. Nor shall the Borrower suffer any other member of the Borrower Group to, engage in or propose to be engaged in the conduct of any business or activity which could reasonably be expected to result in a Forfeiture Proceeding.

     Section 7.05. AMENDMENT OF CERTAIN DOCUMENTS. Without the consent of each Bank, permit any amendment, modification or termination to either of the Purchase Agreements, the Borrower's Amended and Restated Certificate of Formation or the LLC Agreement (i) on or prior to the Effective Date except for those amendments or modifications which the Borrower has delivered to each of the Banks prior to the execution of this Agreement and (ii) after the Effective Date if such amendment, modification or termination would impair the value of the Collateral or the rights of the Banks to foreclose on and dispose of the Collateral.

     Section 7.06.  NEXTEL STOCK.

          (a) Create, incur, assume or suffer to exist any Lien, upon or with respect to any Nextel Stock owned by the Borrower (whether or not Collateral hereunder) except in favor of the Agent under a Pledge Agreement; or

          (b) sell or otherwise transfer to any member of the Borrower Group or to any Subsidiary of the Borrower any Nextel Stock without obtaining from such transferee (a "Nextel Transferee") and delivering to the Agent an executed Nextel Transfer Agreement; or

                                       40.

          (c) sell or otherwise transfer any Nextel Stock after the occurrence and during the continuance of an Event of Default; or

          (d) sell or otherwise transfer any Nextel Stock except in compliance with any applicable FCC Provisions; or

          (e) enter into any amendment to the Nextel Purchase Agreement or enter into any other agreement with Nextel affecting the Nextel Collateral, or vote in favor of any amendment to Nextel's Certificate of Incorporation, unless (i) prior thereto the Borrower has notified the Banks of such amendment or agreement and (ii), if the Required Banks or the Required B Banks have determined in their sole discretion (and so notified the Borrower of such determination within 15 days after receipt by the Banks of the notification under clause (i)) that such amendment or agreement would (x) likely have an adverse impact upon the value of the Nextel Collateral (or any Nextel Common Stock issued in conversion thereof) or (y) have an adverse impact upon the ability of the Agent and the Banks to foreclose upon any Nextel Collateral (or any Nextel Common Stock issued in conversion thereof), the Borrower has obtained the prior written consent of the Required Banks and the Required B Banks to such amendment or agreement (which consent shall not be unreasonably withheld).

                                   ARTICLE 8.
                                EVENTS OF DEFAULT

     Section 8.01. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

          (a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable; provided that, in either case, if such failure is due solely to an error in the transmission of the wire transfer of funds with respect to such payment, or to a similar banking system error, an "Event of Default" shall not be deemed to occur unless such failure shall continue for three (3) Banking Days;

          (b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document or by any Third Party Pledgor in any Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03, Section 2.05(a) or (b),
Section 6.08(f) or (g), or Article 7 of this Agreement or Sections 1.03, 3.02, 3.04 or 5.01 of the Borrower Pledge Agreement; or (ii) fail to perform or observe any term, covenant or agreement on its part

                                       41.

to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 8.01) in any Facility Document and such failure shall continue for 30 consecutive days after notice from the Agent; or any Third Party Pledgor shall (iii) fail to perform or observe any term, covenant or agreement contained in Sections 1.03, 3.03, 3.05 or 5.01 of the Third Party Pledge Agreements or (iv) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 8.01) in any Facility Document and such failure shall continue for 30 consecutive days after notice from the Agent;

          (d) the Borrower or any Third Party Pledgor: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or
(iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.02(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

          (e) one or more judgments, decrees or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any Third Party Pledgor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (f) (A) any Forfeiture Proceeding shall have been commenced or the Borrower shall have given any Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.08(g) or (B) any Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced, in each such case if at the time the Eligible Maintenance Collateral or Secondary Support unaffected by events described in clauses
(f), (g) and (h) of this Section 8.01 does not meet the Collateral Maintenance Tests;

          (g) any Pledge Agreement or Recourse Guaranty shall at any time after its execution and delivery and for any reason have ceased to be in full force and effect or shall have been declared null and void, or the validity or enforceability thereof shall be contested by the Pledgor or Guarantor thereunder or such Pledgor or Guarantor shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations

                                       42.

thereunder, in each such case if at the time the Eligible Maintenance Collateral or Secondary Support unaffected by events described in clauses
(f), (g) and (h) of this Section 8.01 does not meet the Collateral Maintenance Tests;

          (h) any Pledge Agreement shall at any time after its execution and delivery and for any reason cease to create a valid and perfected first priority security interest in and to the property purported to be subject to such Agreement, or any of the Pledged Collateral under any Pledge Agreement shall cease to be Eligible Collateral, in each such case if at the time the Eligible Maintenance Collateral or Secondary Support unaffected by events described in clauses (f), (g) and (h) of this Section 8.01 does not meet the Collateral Maintenance Tests;

          (i)  the Borrower shall dissolve or otherwise cease to exist; and

          (j) any Nextel Transferee shall fail to perform or observe any terms, covenant or agreement contained in a Nextel Transfer Agreement.

     Section 8.02. REMEDIES. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, (a) by notice to the Borrower, declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 8.01(d) above, the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and (b) exercise such rights and remedies available at law or equity as instructed by the Required Banks.

     Section 8.03. SPECIAL FACILITY A REMEDIES. If any Event of Default shall occur and be continuing as a result of the Borrower's failure to perform or observe any term, covenant or agreement under Section 2.05(a) or
(b) with respect to the Facility A Collateral Maintenance Tests or if the Facility B Banks instruct the Agent to take action under Section 8.04, the Agent shall, upon request of the Required A Banks, (a) by notice to the Borrower, declare the outstanding principal of the Facility A Notes, all interest thereon and all other amounts payable under the Facility A Notes to be forthwith due and payable, whereupon the Facility A Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (b) exercise such rights and remedies available at law or equity with respect to the Facility A Notes and the Facility A Collateral as instructed by the Required A Banks.

     Section 8.04. SPECIAL FACILITY B REMEDIES. If any Event of Default shall occur and be continuing as a result of the Borrower's failure to perform or observe any term, covenant or agreement under Section 2.05(a) or (b) with respect to the Facility B Collateral

                                       43.

Maintenance Tests or if the Facility A Banks instruct the Agent to take action under Section 8.03, the Agent shall, upon request of the Required B Banks, (a) by notice to the Borrower, declare the outstanding principal of the Facility B Notes, all interest thereon and all other amounts payable under the Facility B Notes to be forthwith due and payable, whereupon the Facility B Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (b) exercise such rights and remedies available at law or equity with respect to the Facility B Notes and the Facility B Collateral as instructed by the Required B Banks.

                                   ARTICLE 9.
                  THE AGENT; RELATIONS AMONG BANKS AND BORROWER

     Section 9.01. APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 9.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing by the Required Banks, the Required A Banks or the Required B Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 10.01), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates or any Third Party Pledgor that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or

                                       44.

agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Agent's possession and the accounting for monies actually received by the Agent hereunder, the Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

     Section 9.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

     Section 9.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 9.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks, except that, after acceleration of any of the Notes, any such directions shall be given (i) by the Required B Banks with respect to any foreclosure on the Facility B Collateral or (ii) by the Required A Banks with respect to any foreclosure on the Facility A Collateral or with respect to the collection of any Secondary Support; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

     Section 9.04. RIGHTS OF AGENT AS A BANK. With respect to its Commitment and the Loan made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not

                                       45.

acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its Affiliates and Nextel) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates, Nextel and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

     Section 9.05. INDEMNIFICATION OF AGENT. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 10.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 10.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 10.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     Section 9.06. DOCUMENTS. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

     Section 9.07. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect

                                       46.

the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

     Section 9.08. FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 9.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 9.09. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks, with the consent of the Borrower, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consulting with the Borrower, appoint a successor Agent, which shall be a bank which has an office in New York, New York and has a combined capital and surplus of at least $500,000,000. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 9.10. AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 9.11. LIABILITY OF AGENT. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its

                                       47.

obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

     Section 9.12. TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

     Section 9.13. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

     Section 9.14. WITHHOLDING TAXES. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the holding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

     Section 9.15. SEVERAL OBLIGATIONS AND RIGHTS OF BANKS. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this

                                       48.

Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     Section 9.16. PRO RATA TREATMENT OF LOANS, ETC. Except to the extent otherwise provided: (a) the borrowing under Section 2.04 shall be made from the Banks, pro rata according to the amounts of their respective Commitments, Facility A Commitments or Facility B Commitments, as the case may be; (b) each conversion and renewal under Sections 2.06 and 2.07 of Loans of a particular type (but not conversions provided for by Section 3.04), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; and (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period, or under a particular Facility, shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period, or under a particular Facility, pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period or of such Facility held by such Banks.

     Section 9.17. SHARING OF PAYMENTS AMONG BANKS. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff banker's lien, counterclaim, or by any other means (including any payment obtained from or charged against any Third Party Pledgor), it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

     Section 9.18. NOTICE OF CERTAIN EVENTS. The Agent shall give the Banks prompt notice (but in any event within three Banking Days) of the acceptance of any additional Collateral under Section 2.05, the release or substitution of any Collateral under Section 2.05, the reallocation of any Collateral under Section 2.01(g), the provision of additional Recourse Guarantees or other Secondary Support, or the sale of any Collateral under the Pledge Agreements.

                                       49.

                                   ARTICLE 10.
                                  MISCELLANEOUS

     Section 10.01. AMENDMENTS AND WAIVERS. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; PROVIDED that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) alter the terms of this Section 10.01, (d) amend the definition of any of the terms "Cash Collateral," "Cash Collateral Value," "Collateral Maintenance Tests," "Collateral Release Tests," "Effective Date Collateral," "Eligible Additional Collateral," "Eligible AT&T Collateral," "Eligible Collateral," "Eligible Deposited Assets," "Eligible Lucent Collateral," "Eligible Maintenance Collateral," "Eligible NCR Collateral," "Eligible Nextel Collateral", Eligible Nextel Qualified Collateral", "Eligible Supplemental Collateral," "Facility A Cash Collateral," "Facility A Cash Collateral Value," "Facility A Collateral," "Facility A Loans," "Facility A Primary Collateral," "Facility A Primary Collateral Value," "Facility B Cash Collateral," "Facility B Cash Collateral Value," "Facility B Collateral," "Facility B Loans," "Facility B Primary Collateral," "Facility B Primary Collateral Value," "Nextel Collateral Value", "Opposing Banks," "Primary Collateral," "Primary Collateral Value," "Required A Banks," "Required B Banks," "Required Banks," "Secondary Support" and "Secondary Support Value", (e) waive any of the documentary conditions precedent set forth in Section 4.01 hereof, (f) amend
Section 2.01(e), Section 2.01(g) or Section 2.05, or (g) release any Collateral other than as expressly provided in this Agreement and the Pledge Agreements, and PROVIDED, FURTHER that no amendment, modification or waiver shall, unless an instrument signed by all of the Facility A Banks or all of the Facility B Banks (as the case may be) or by the Agent acting with the consent of all of the Banks under the relevant Facility, increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Facility A Commitments or the Facility B Commitments, or reduce the amount of any payment of principal on any Facility A Loan or Facility B Loan or the rate at which interest is payable thereon or any fee payment hereunder, and PROVIDED, FURTHER, that no amendment, modification or waiver shall, unless an instrument signed by all of the Facility A Banks or by the Agent acting with the consent of all of the Banks under Facility A, increase the Credit Limit of any Third Party Pledgor, and PROVIDED, FURTHER, that any amendment of Article 9 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent.
No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.
The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                                       50.

     Section 10.02. USURY. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section 10.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) The Borrower shall pay the Agent on demand for all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, execution and delivery of this Agreement, the other Facility Documents and the other documents to be executed contemporaneously herewith. In addition, the Borrower shall pay the Agent, and after any Event of Default the Banks, on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or the Banks in connection with the performance or enforcement of, or preservation of rights under, this Agreement, the Notes and any other Facility Documents.

          (b) The Borrower agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents (each such Person being an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (each an "Indemnified Liability") incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings, but excluding any Indemnified Liability incurred by reason of the gross negligence or willful misconduct of the Indemnitee. The Borrower agrees that any Indemnified Liability will be promptly paid to the Indemnitee upon the written demand of such Indemnitee.

          (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, or any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

     Section 10.04. SURVIVAL. The obligations of the Borrower under Sections 3.01, 3.05 and 10.03 shall survive the repayment of the Loans and the termination of the Commitments.

                                       51.

     Section 10.05.  ASSIGNMENT; PARTICIPATIONS.

          (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may assign (subject to the prior written consent of the Borrower, which shall not be unreasonably withheld), or sell participations in, all or any part of its commitment or the Loan to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder and the assigning Bank shall be released from its obligations hereunder to the extent of such assignment; and
(ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under
Article 3 shall be determined as if such Bank had not sold such participation. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to
(i) the extension of the Termination Date, (ii) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (iii) the reduction of the principal amount outstanding hereunder or (iv) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In connection with any assignment pursuant to this paragraph
(a), an administrative fee shall be paid to the Agent for processing such assignment in the amount of $3,000.

          (b) In addition to the assignments and participations permitted under paragraph (a) above, any Bank may assign and pledge all or any portion of its Loans and Note to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment under clause (ii) of the preceding sentence shall release the assigning Bank from its obligations hereunder.

     Section 10.06. NOTICES. Unless the party to be notified otherwise notifies the other parties in writing as provided in this Section of a different address or addresses, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone (confirmed by telex, telecopy or other writing), ordinary mail, telex, hand delivery, courier or facsimile, and to the Banks and to the Borrower by ordinary mail, telex, hand delivery, courier or facsimile, in each case addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the United States mails with first class postage prepaid, addressed as aforesaid;

                                       52.

(b) if given by telex, when the telex is transmitted to the telex number as aforesaid; and (c) otherwise upon receipt; provided that notices to the Agent and the Banks under Articles 2 and 3 shall be effective upon receipt.

     Section 10.07. SETOFF. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

     SECTION 10.08.  JURISDICTION; IMMUNITIES.

          (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN
SECTION 10.06. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

          (b) Nothing in this Section 10.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

          (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or

                                       53.

otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

     Section 10.09. TABLE OF CONTENTS; HEADINGS. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 10.10. SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 10.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 10.12. INTEGRATION. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     SECTION 10.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     Section 10.14. CONFIDENTIALITY. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, until the third anniversary of the date on which the Loans are paid in full, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit I hereto; provided further that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrower. With respect to any judicial process under clauses (i) or (iv), if the Agent or a Bank (the "Receiving Party") is requested or required to disclose any confidential information, the Receiving Party will provide prompt written notice thereof to the Borrower so that the Borrower may seek a protective order or other appropriate remedy. The Receiving Party agrees to use its best efforts to assist the

                                       54.

Borrower to obtain a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, the Receiving Party will furnish only that portion and will exercise other reasonable efforts to obtain other assurance that confidential treatment will be accorded to the confidential information which is disclosed.

     Section 10.15.  TREATMENT OF CERTAIN INFORMATION.  The Borrower
(a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that any information delivered to each Bank or its subsidiaries or affiliates regarding the Borrower may be shared among such Bank and such subsidiaries and affiliates. This Section 10.15 shall survive the repayment of the Loans and the termination of the Commitments.

     Section 10.16. OTHER RELATIONSHIPS. The Borrower acknowledges that the Agent and its affiliates and some or all of the Banks and their respective affiliates (collectively "Lending Parties") may have and may in the future have investment and commercial banking and other relationships with parties other than the Borrower, including such relationships with Nextel, AT&T Corporation, Lucent Technologies, Inc., NCR Corp., and Motorola, Inc., pursuant to which Lending Parties may acquire information about the Borrower, Nextel, AT&T Corporation, Lucent Technologies, Inc., NCR Corp., Motorola, Inc. or others. Although Lending Parties may acquire information about such other parties in the course of such other relationships, Lending Parties have strong policies in safeguarding the confidentiality of customer information and accordingly Lending Parties shall have no obligation to disclose such information to the Borrower. Any extension of credit for purposes of the Borrower making any investment shall not be deemed a recommendation by the Bank in its capacity as agent or lender that such investment is appropriate or suitable for the Borrower.

     Section 10.17. REGARDING RECOURSE. Notwithstanding any provision hereof or of any other Facility Documents, neither the Agent, any Bank, nor any Person claiming by or through any of them shall have, on account of the obligations of the Third Party Pledgors or the Borrower hereunder or thereunder, any claim against (1) the Nextel Options or (2) the equity interest (whether stock, partnership interest, or membership interest) in any Subsidiary of the Borrower that is capitalized with all or a portion of the Nextel Options (and no other material assets), whether by levy, attachment, execution of judgment, or any other method of realizing value therefrom. Nothing contained in this Section 10.17, however, shall limit the Agent's or any Bank's rights against any of the other assets of the Borrower, any Collateral or any other Person obligated in respect of the Loans.

[rest of page left intentionally blank]






                                       55.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   DIGITAL RADIO, L.L.C.



                                   By /s/ Dennis M. Weibling
                                      -------------------------------------
                                        Name: Dennis M. Weibling
                                        Title: President

                                   Address for Notices:

                                   P.O. Box 2908
                                   Kirkland, WA  98083-2908
                                   2320 Carillon Point
                                   Kirkland, WA  98033-7353
                                   Telephone No.:  (206) 828-8068
                                   Facsimile No.:  (206) 828-8060


                                   AGENT:

                                   THE CHASE MANHATTAN BANK



                                   By
                                      -------------------------------------
                                        Name:
                                        Title:

                                   Address for Notices:

                                   New York Agency
                                   One Chase Manhattan Plaza, 8th Floor
                                   New York, NY  10081
                                   Attn: Joseph Brusco
                                   Telephone No.:  (212) 552-7319
                                   Telecopier No.: (212) 552-7500

                                   BANKS:

                                   THE CHASE MANHATTAN BANK



                                   By
                                      -------------------------------------
                                        Name:
                                        Title:


                                   Lending Offices:

                                   270 Park Avenue
                                   New York, New York  10017


                                   Address for Notices:

                                   New York Agency
                                   One Chase Manhattan Plaza, 8th Floor
                                   New York, NY  10081
                                   Attn: Joseph Brusco
                                   Telephone No.:  (212) 552-7319
                                   Telecopier No.: (212) 552-7500


                                   1211 Avenue of the Americas
                                   33rd Floor
                                   New York, New York  10036
                                   Attention:  John Ferrante
                                             Vice President
                                   Telephone No.:  (212) 789-4621
                                   Telecopier No.: (212) 789-5993

                                   MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK



                                   By /s/ Jeffrey Westcott
                                      -------------------------------------
                                        Name:  Jeffrey Westcott
                                        Title:  Vice President


                                   Lending Office:

                                   Morgan Guaranty Trust Company
                                    of New York
                                   60 Wall Street Branch
                                   c/o J.P. Morgan Services Inc.
                                   500 Stanton-Christiana Road
                                   Loan Operations - 3rd Floor
                                   Newark, Delaware 19713
                                   Attention: Domestic Loan Servicing
                                   Telex: 177615 MGT UT
                                   Telecopier No.: (302) 634-5588

                                   Address for Notices:

                                   9 W. 57th Street
                                   New York, NY 10019
                                   Attn: Jeffrey Westcott
                                   Telephone No.:  (212) 837-3893
                                   Telecopier No.: (212) 837-3800

                                   CITIBANK, N.A.



                                   By /s/ Stephen Giannakakis
                                      -------------------------------------
                                        Name:  Stephen Giannakakis
                                        Title:  Vice President


                                   Lending Office:

                                   Citibank, N.A.
                                   Citicorp Center
                                   153 E. 53rd St., 5th Floor
                                   New York, NY  10022
                                   Attn.:  Stephen Giannakakis
                                   Telephone No.:  (212) 559-9303
                                   Telecopier No.: (212) 793-1593 or 6232

                                   Address for Notices:

                                   Citibank, N.A.
                                   Citicorp Center
                                   c/o Citicorp North America
                                   One Sansome Street
                                   24th Floor
                                   San Francisco, CA  94104
                                   Attn.:  Steven Carr
                                   Telephone No.:  (415) 627-6316
                                   Telecopier No.: (415) 956-6345

                                   PNC BANK, NATIONAL ASSOCIATION



                                   By /s/ Eileen S. Wood
                                      -------------------------------------
                                        Name:  Eileen S. Wood
                                        Title: Vice President


                                   Lending Office:

                                   PNC BANK, NATIONAL ASSOCIATION
                                   1600 Market Street
                                   29th Floor - Private Banking
                                   Philadelphia, PA  19103
                                   Attention:     Eileen S. Wood
                                                  Vice President
                                   Telephone No.:  (215) 585-7577
                                   Telecopier No.: (215) 585-8937


                                   Address for Notices:

                                   PNC BANK, NATIONAL ASSOCIATION
                                   1600 Market Street
                                   29th Floor - Private Banking
                                   Philadelphia, PA  19103
                                   Attention:  Eileen S. Wood
                                               Vice President
                                   Telephone No.:  (215) 585-7577
                                   Telecopier No.: (215) 585-8937

                                   THE BANK OF NOVA SCOTIA



                                   By /s/ Patrik G. Norris
                                      -------------------------------------
                                        Name:  Patrik G. Norris
                                        Title: Relationship Officer


                                   Lending Office:

                                   888 Southwest 5th Avenue, Suite 750
                                   Portland, OR 97204-2078
                                   Telephone No.:  (503) 222-3148
                                   Telecopier No.: (503) 222-5502
                                   Telex:  650 572 4253 MCI UW

                                   Address for Notices:

                                   888 Southwest 5th Avenue, Suite 750
                                   Portland, OR 97204-2078
                                   Attention: Patrik G. Norris
                                   Telephone No.:  (503) 222-3148
                                   Telecopier No.: (503) 222-5502
                                   Telex:  650 572 4253 MCI UW

                                   THE BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                                   By /s/ John D. Judge
                                      -------------------------------------
                                        Name: John Judge
                                        Title: Vice President


                                   Lending Office:

                                   1251 Avenue of the Americas
                                   12th Floor
                                   New York, NY  10020
                                   Attention: John Judge
                                   Telephone No.:  (212) 782-4383
                                   Telecopier No.: (212) 782-4935
                                   Telex:  211 315 BOT UR

                                   Address for Notices:

                                   1251 Avenue of the Americas
                                   12th Floor
                                   New York, NY  10020
                                   Attention: John Judge
                                   Telephone No.:  (212) 782-4383
                                   Telecopier No.: (212) 782-4935
                                   Telex:  211 315 BOT UR

                                   WELLS FARGO BANK, N.A.



                                   By /s/ Craig E. Olson
                                      -------------------------------------
                                        Name:  Craig Olson
                                        Title: Vice President


                                   Lending Office:

                                   WELLS FARGO BANK, N.A.
                                   Bellevue Private Client Services
                                   225 108th Avenue, N.E.
                                   Bellevue, WA  98004
                                   Attention:  Craig Olson
                                   Telephone No.:  (206) 462-5502
                                   Telecopier No.: (206) 462-6775


                                   Address for Notices:

                                   WELLS FARGO BANK, N.A.
                                   Bellevue Private Client Services
                                   225 108th Avenue, N.E.
                                   Bellevue, WA  98004
                                   Attention:  Craig Olson
                                   Telephone No.:  (206) 462-5502
                                   Telecopier No.: (206) 462-6775

                                   U.S. BANK OF WASHINGTON, N.A.



                                   By /s/ Garry Egbert
                                      -------------------------------------
                                        Name:  Gary Egbert
                                        Title: Vice President


                                   Lending Office:

                                   U.S. BANK OF WASHINGTON, N.A.
                                   10800 N.E. 8th Street, Suite 1000
                                   Bellevue, WA  98004
                                   Attention:  Gary Egbert
                                   Telephone No.:  (206) 450-5934
                                   Telecopier No.: (206) 450-5989


                                   Address for Notices:

                                   U.S. BANK OF WASHINGTON, N.A.
                                   10800 N.E. 8th Street, Suite 1000
                                   Bellevue, WA  98004
                                   Attention:  Gary Egbert
                                   Telephone No.:  (206) 450-5934
                                   Telecopier No.: (206) 450-5989

                                   CANADIAN IMPERIAL BANK
                                   OF COMMERCE



                                   By /s/ Eric Claus
                                      -------------------------------------
                                        Name:  Eric Claus
                                        Title: Vice President


                                   Lending Office:

                                   New York Agency
                                   425 Lexington Avenue, 6th Floor
                                   New York, NY  10017
                                   Attention:  Ronald Jost
                                   Telephone No.:  (212) 856-6591
                                   Telecopier No.: (212) 885-4378


                                   Address for Notices:

                                   2 Paces West
                                   2727 Paces Ferry Road
                                   Suite 1200
                                   Atlanta, GA  30339
                                   Attention:     Vickie Rollins
                                   Telephone No.:  (770) 319-4802
                                   Telecopier No.: (770) 319-4950

                                     EXHIBIT A-1

                                   FACILITY A NOTE

$[Facility A Commitment of Bank x]

                                                                   July 28, 1997

    DIGITAL RADIO, L.L.C. (the "Borrower"), a limited liability company organized under the laws of the State of Washington, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of The Chase Manhattan Bank, at 270 Park Avenue New York, New York 10017 (the "Agent"), for the account of the appropriate Lending Office of the Bank, the principal sum of ($[Facility A Commitment amount of Bank X]) in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement (as defined below). The Borrower also promises to pay interest on the unpaid principal balance hereof or the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement on the date(s) and in the manner provided in the Credit Agreement.

    The date and amount of each type of Loan made by the Bank to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; PROVIDED, HOWEVER, that the Bank's failure so to record on its books shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

    This is one of the Facility A Notes referred to in that certain Amended and Restated Multibank Credit Agreement dated as of July 28, 1997 among the Borrower, the Banks named therein (including the Bank), and the Agent (as amended, modified, restated or otherwise supplemented from time to time, the "Credit Agreement") and evidences (to the extent such Loans constitute Facility A Loans): (i) the Old Loans, if any, made by the Bank prior to date the date hereof under the Multibank Credit Agreement dated as of July 28, 1995 among the Borrower, the financial institutions named therein and the Agent (as amended prior to July 28, 1997, the "Original Credit Agreement"), (ii) the Old Loans, if any, purchased by the Bank under the Credit Agreement, and (iii) the New Loans, if any, made by the Bank under the Credit Agreement. All terms not defined herein shall have the meanings given to them in the Credit Agreement. With respect to the Old Loans referenced in the preceding clause (i), this Note replaces and supercedes the prior "Note", if any, made by the Borrower to the order of the Bank under the Original Credit Agreement and evidences a continuation and not a repayment of such Old Loans, if any, made by the Bank under the Original Credit Agreement.


                                          1.

    The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein. The Credit Agreement also provides for limited recourse against certain assets of the Borrower.

    The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

    This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of law principles of such State.

                                        DIGITAL RADIO, L.L.C.


                                        By
                                           Name:
                                           Title:





                                          2.

                Amount       Amount of      Balance
Date            of Loan       Payment     Outstanding  Notation By
-----------   -----------   -----------   -----------   -----------












                                          3.

                                     EXHIBIT A-2

                                   FACILITY B NOTE

$[Facility B Commitment of Bank x]

                                                                   July 28, 1997

    DIGITAL RADIO, L.L.C. (the "Borrower"), a limited liability company organized under the laws of the State of Washington, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of The Chase Manhattan Bank, at 270 Park Avenue New York, New York 10017 (the "Agent'), for the account of the appropriate Lending Office of the Bank, the principal sum of ($[Facility B Commitment amount of Bank X]) in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement (as defined below). The Borrower also promises to pay interest on the unpaid principal balance hereof or the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement on the date(s) and in the manner provided in the Credit Agreement.

    The date and amount of each type of Loan made by the Bank to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; PROVIDED, HOWEVER, that the Bank's failure so to record on its books shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

    This is one of the Facility B Notes referred to in that certain Amended and Restated Multibank Credit Agreement dated as of July 28, 1997 among the Borrower, the Banks named therein (including the Bank), and the Agent (as amended, modified, restated or otherwise supplemented from time to time, the "Credit Agreement")and evidences (to the extent such Loans constitute Facility B Loans): (i) the Old Loans, if any, made by the Bank prior to date the date hereof under the Multibank Credit Agreement dated as of July 28, 1995 among the Borrower, the financial institutions named therein and the Agent (as amended prior to July 28, 1997, the "Original Credit Agreement"), (ii) the Old Loans, if any, purchased by the Bank under the Credit Agreement, and (iii) the New Loans, if any, made by the Bank under the Credit Agreement. All terms not defined herein shall have the meanings given to them in the Credit Agreement. With respect to the Old Loans referenced in the preceding clause (i), this Note replaces and supercedes the prior "Note", if any, made by the Borrower to the order of the Bank under the Original Credit Agreement and evidences a continuation and not a repayment of such Old Loans, if any, made by the Bank under the Original Credit Agreement.


                                          4.

    The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein. The Credit Agreement also provides for limited recourse against certain assets of the Borrower.

    The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

    This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of law principles of such State.

                                        DIGITAL RADIO, L.L.C.


                                        By
                                           Name:
                                           Title:






                                          5.

                Amount       Amount of      Balance
Date            of Loan       Payment     Outstanding  Notation By
-----------   -----------   -----------   -----------   -----------









                                          6.

                                      EXHIBIT B

                                 AUTHORIZATION LETTER

                                    July ___, 1997


The Chase Manhattan Bank
1 Chase Manhattan Plaza
8th Floor
New York, New York 10081
Attn:  New York Agency


Re: Amended and Restated Multibank Credit Agreement dated as of July 28, 1997
    (as amended, modified, restated or otherwise supplemented from time to time, the "Credit Agreement") among Digital Radio, L.L.C., the Banks named therein, and The Chase Manhattan Bank, as Agent for said Banks


Ladies and Gentlemen:

    In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

         NAME (Typewritten)
         ------------------

         -----------------------------------
         -----------------------------------
         -----------------------------------
         -----------------------------------

    Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

    You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated


                                          1.

above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

    Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

    We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

Very truly yours,

DIGITAL RADIO, L.L.C.



                                        By                                *
                                           ------------------------------
                                           Name:
                                           Title:


                                        By                                *
                                           ------------------------------
                                           Name:
                                           Title:

* In case the signor of this letter is authorized to deliver instructions in the manner set forth above, this letter must also be signed by a second officer of this corporation.

                                   EXHIBIT C-1


                      AMENDED AND RESTATED PLEDGE AGREEMENT


     AMENDED AND RESTATED PLEDGE AGREEMENT dated July 28, 1997, made by Digital Radio, L.L.C., a limited liability company organized under the laws of the State of Washington (the "Pledgor"), in favor of THE CHASE MANHATTAN BANK, a state chartered banking institution organized under the laws of New York, as agent (the "Agent") for the Banks party to the Credit Agreement referred to below.

     PRELIMINARY STATEMENTS:

     The Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Part 1 of the Schedule hereto and issued by the corporations named therein.

     The Banks and the Agent have entered into a Multibank Credit Agreement dated as of July 28, 1995 (said Multibank Credit Agreement, as it has been amended and restated pursuant to an Amended and Restated Multibank Credit Agreement dated as of even date herewith (the "Restated Credit Agreement") and as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Pledgor. It is a condition precedent to the making of the Loans by the Banks under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

     The Pledgor has previously delivered to the Agent under the Credit Agreement a Pledge Agreement dated as of July 28, 1995 (the "Original Pledge Agreement") in connection with the original loans made under the Credit Agreement.

     It is a condition precedent to the making of New Loans by the Banks under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement and that the Original Pledge Agreement be amended and restated as set forth herein.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the New Loans under the Credit Agreement, the Pledgor hereby agrees that the Original Pledge Agreement be amended and restated, effective as of the Effective Date under the Restated Credit Agreement, to read in full as follows (with any pledge of Pledged Collateral under the Original Pledge Agreement, as amended prior to the date hereof, being continued hereunder):


                                       1.

                                   ARTICLE 1.
                                   THE PLEDGE

     Section 1.01. PLEDGE. The Pledgor hereby pledges to the Agent for the ratable benefit of the Banks, and grants to the Agent for the ratable benefit of the Banks a security interest in, the following (the "Pledged Collateral"):

          (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments, investment property, and other property from time to time received, receivable or otherwise distributed in respect of, in conversion of or in exchange for any or all of the Pledged Shares;

          (b) all additional shares of stock of any issuer of the Pledged Shares or of any other issuer from time to time acquired by the Pledgor in any manner and hereafter transferred and pledged to the Agent pursuant to this Agreement, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          (c) such cash, bank accounts, certificates of deposit, investment property, and instruments as may be pledged from time to time by the Pledgor hereunder, together with any investments in which any such cash may be invested from time to time;

          (d) all rights to convert, redeem or exchange the Pledged Collateral, all rights to request or cause the issuer thereof to register any or all of the Pledged Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights, and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Pledged Collateral, together in each case with all rights under any agreements, articles or certificates of incorporation or otherwise pertaining to such rights; and

          (e) all proceeds, products, renewals and substitutions of, and general intangibles related to, any and all of the foregoing Pledged Collateral (including the proceeds of any tort or other claims relating to any of the foregoing Pledged Collateral) and, to the extent not otherwise included, all payments under insurance or in connection with any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing Pledged Collateral.

     The inclusion of proceeds in this Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

     Section 1.02. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Facility Documents


                                       2.

whether for principal, interest, fees, expenses or otherwise (all such obligations being the "Obligations").

     Section 1.03. DELIVERY OF PLEDGED COLLATERAL. For the better perfection of the Agent's rights in and to the Pledged Collateral, the Pledgor shall forthwith, upon the pledge of any Pledged Collateral hereunder, cause such Pledged Collateral (other than any Class A Preferred Stock) to be registered in the name of such nominee or nominees of the Agent as the Agent shall direct, subject only to the revocable rights specified in Section 5.01(a). The Agent is hereby authorized: (i) to the extent permissible, to transfer to the account of the Agent any Pledged Collateral (other than any Class A Preferred Stock) whether in the possession of, or registered in the name of, The Depository Trust Company (the "DTC") or other clearing corporation or held otherwise; (ii) to transfer to the account of the Agent with any Federal Reserve Bank any Pledged Collateral held in book entry form with any such Federal Reserve Bank; and
(iii) to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations. To the extent that the Pledged Collateral has not already been transferred to the Agent in a manner sufficient to perfect the Agent's security interest therein, the Pledgor shall promptly deliver or cause to be delivered to the Agent all certificates or instruments evidencing the Pledged Collateral, together with duly executed stock powers or other appropriate endorsements.

          With respect to any Pledged Collateral in the possession of or registered in the name of a custodian bank or nominee therefor, the Pledgor agrees to cause such custodian bank or nominee either to enter into an agreement with the Agent satisfactory to the Agent in form and content confirming that the Pledged Collateral is held for the account of the Agent, or at the discretion of the Agent and subject to the written instructions of the Agent, deliver any such Pledged Collateral to the Agent and/or cause any such Pledged Collateral to be put in bearer form, registered in the name of the Agent or its nominee, or transferred to the account of the Agent with any Federal Reserve Bank, the DTC, or other clearing corporation.

          With respect to any Pledged Collateral held in an account maintained by the Agent as financial intermediary, the Pledgor hereby gives notice to the Agent of the Agent's security interest in such Pledged Collateral. In addition, the Pledgor agrees that in the event that any Pledged Collateral is held by the Agent in a fiduciary capacity for or on behalf of the Pledgor as the beneficial owner thereof, any agreements executed by the Pledgor in connection therewith are hereby amended to authorize and direct the pledge, hypothecation and/or transfer of such Pledged Collateral to the Agent as secured party by the Agent as fiduciary in accordance with the terms, covenants and conditions of this Agreement. The rights granted to the Agent pursuant to this Agreement are in addition to the rights granted to the Agent pursuant to any such agreements. In case of conflict between the provisions of this Agreement and those of any other such agreement, the provisions hereof shall prevail.


                                       3.

          To the extent required to effect a pledge to the Agent, the Agent as fiduciary hereby pledges, transfers and grants a security interest in the Pledged Collateral to the Agent as secured party.

     Section 1.04. AMENDMENTS TO SCHEDULE I. The Pledgor hereby authorizes the Agent to update and amend SCHEDULE I hereto to reflect the delivery of Pledged Collateral hereunder; PROVIDED, HOWEVER, that no error or omission by the Agent in connection with such amendment shall in any way limit or impair the effectiveness or priority of the Agent's security interest in any Pledged Collateral.

     Section 1.05. CONTINUING AGREEMENT. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     Section 1.06. NEXTEL REGISTRATION RIGHTS. The Agent shall be the sole contact party, vis--vis Nextel, to receive and give notices for, and to act on behalf of and bind, all the Banks for purposes of any exercise of any registration rights under that certain Registration Rights Agreement dated as of July 28, 1995 between Nextel and the Pledgor as it may be amended from time to time.


                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

     The Pledgor hereby represents and warrants as follows:

     Section 2.01. ISSUANCE, ETC. The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     Section 2.02. OWNERSHIP AND LIENS. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or Transfer Restriction, except for (i) the security interest created by this Agreement, (ii) any limitations under the Nextel Collateral Agreement and (iii) the restrictions disclosed on Schedule I hereto.

     Section 2.03. PERFECTION. The pledge of the Pledged Collateral pursuant to this Agreement creates, or upon the pledge thereof will create, a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations. No financing statement covering any of the Pledged Collateral or any proceeds thereof is on file in any public office in any jurisdiction, other than financing statements in favor of the Agent. At the request of the Agent, the Pledgor will execute and deliver to the Agent one or more financing statements in form and substance satisfactory to the Agent and will pay the cost of filing the same in all public offices where filing is deemed by the Agent to be necessary or desirable. The Pledgor


                                       4.

authorizes the Agent to prepare and file financing statements without the signature of the Pledgor where permitted by law and, if the Pledgor's signature shall be required, the Pledgor irrevocably appoints the Agent as the Pledgor's agent for the purpose of signing and filing such financing statements. The Pledgor promises to pay to the Agent all fees and expenses incurred in filing financing statements and any continuation statements or amendments thereto, which fees and expenses shall become a part of the Obligations. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement, and may be filed by the Agent in accordance with the provisions of this Section 2.03.

     Section 2.04. NO AUTHORIZATION REQUIRED. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (b) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement except, in the case of any Nextel Stock issued on or after July 28, 1997 or in the event that the Agent is deemed to be an "affiliate" of Nextel within the meaning of Rule 144 at the time of foreclosure because of reasons other than its holding of Collateral under this Agreement or the other Pledge Agreements, as may be required by the restrictions of Rule 144.

     Section 2.05. PERCENTAGES. The Class A Preferred Stock constituting part of the Pledged Shares constitutes all of the issued and outstanding shares of Class A Preferred Stock.


                                   ARTICLE 3.
                                    COVENANTS

     Section 3.01. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     Section 3.02. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral except in compliance with Section 7.06 of the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.


                                       5.

     Section 3.03. ACTIONS UNDER SECURITIES LAWS. The Pledgor agrees that it will not take any action (or fail to take any action within the Pledgor's commercially reasonable power to take) if the result of such action or failure to act is to create or otherwise cause any restriction under any State or federal securities laws on the ability of the Agent (or any designee, assignee or transferee of the Agent) to sell or otherwise transfer any of the Pledged Collateral upon or after a foreclosure or a transfer in lieu of foreclosure in respect of any of the Pledged Collateral, where such restriction did not exist before the action or inaction of the Pledgor.

     Section 3.04. CONVERSION OF NEXTEL STOCK. If any of the Pledged Collateral consists of any convertible Nextel Stock and if Nextel issues a notice of redemption with respect to such Nextel Stock, the Pledgor shall exercise any rights that it has to convert such Nextel Stock into Nextel Common Stock by no later than the fifteenth day prior to the last day permitted for such conversion before the noticed redemption (or if later, on the third day after receipt by the Pledgor of notice of such redemption) if the aggregate Current Market Value of the Nextel Common Stock into which such Nextel Stock may be converted exceeds the amount which the Pledgor would be entitled to receive upon redemption of such Nextel Stock. In addition, if any of the Pledged Collateral consists of any convertible Nextel Stock and if a Default or an Event of Default shall have occurred and be continuing, then upon the written request of the Agent the Pledgor shall promptly convert such Nextel Stock into Nextel Common Stock. If the Pledgor fails to convert such shares of Nextel Stock as required by the preceding sentences, the Agent shall have full authority, pursuant to Sections 4.01 and 4.02, to cause the conversion of such Nextel Stock into Nextel Common Stock.


                                   ARTICLE 4.
                                    THE AGENT

     Section 4.01. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (but subject to Section 5.01(a)), to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     Section 4.02. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 6.02.

     Section 4.03. REASONABLE CARE. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its


                                       6.

possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, it being understood that neither the Agent nor any Bank shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.


                                   ARTICLE 5.
                                     DEFAULT

     Section 5.01.  VOTING RIGHTS; DIVIDENDS; ETC.

          (a) Except as set forth in Section 5.01(c), so long as no Default or Event of Default shall have occurred and be continuing:

                (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that the Pledgor shall give the Agent at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                (ii) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all

                      (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, in conversion of, or in exchange for, any Pledged Collateral,

                      (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                      (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,


                                       7.

     shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                (iv) The Pledgor shall be entitled to instruct the Agent from time to time (x) to invest any cash held as part of the Pledged Collateral in Permitted Investments, (y) in compliance with the Credit Agreement, to pay or prepay any of the Loans under the Credit Agreement and (z) to sell any Pledged Collateral for the purpose of applying the proceeds of such sale as set forth in clauses (x) and (y).

          (b) Except as set forth in Section 5.01(c), upon the occurrence and during the continuance of a Default or Event of Default:

                (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to
     Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

                (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of Section 5.01(b)(i) shall be received in trust for the benefit of the Agent and shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                (iii) The Agent may invest any cash held as part of the Pledged Collateral in Permitted Investments as the Agent in its sole discretion deems appropriate.

          (c) Whether or not a Default or Event of Default shall have occurred and be continuing, the Pledgor shall retain and be entitled to exercise any and all voting and other consensual rights pertaining to any Nextel Stock which is part of the Pledged Collateral until such shares of Nextel Stock are sold or otherwise transferred upon a


                                       8.

foreclosure or a transfer in lieu of foreclosure, and such rights shall not vest in the Agent before such time.; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action would change the rights, preferences, privileges or restrictions of the Pledged Collateral or would intentionally have a material adverse affect on the value of the Pledged Collateral or any part thereof or would be for any purpose inconsistent with the terms of this Agreement or the Credit Agreement.

     Section 5.02. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale or collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 6.02) in whole or in part by the Agent for the ratable benefit of the Banks against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whosoever may be lawfully entitled to receive such surplus.

     Section 5.03. REGISTRATION RIGHTS. If the Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to
Section 5.02, the Pledgor agrees that, upon request of the Agent, the Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such


                                       9.

Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

     Section 5.04. CERTAIN REGULATORY REQUIREMENTS. Pledgor has disclosed to the Agent that any sale of Nextel Stock constituting Pledged Collateral may be subject to applicable requirements (if any) of the FCC Provisions, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies applicable to or having jurisdiction over the Pledgor, any Third Party Pledgor or the issuer of such item of Pledged Collateral, as the case may be (the "Relevant Party") (or any entity under the control of the Relevant Party). Pledgor agrees that upon request from time to time by the Agent after the occurrence and during the continuance of an Event of Default, it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations required by applicable law.


                                   ARTICLE 6.
                                  MISCELLANEOUS

     Section 6.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 6.02. EXPENSES. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the


                                       10.

exercise or enforcement of any of the rights of the Agent or the Banks hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

     Section 6.03. NOTICES. Unless the party to be notified otherwise notifies the other party in writing, notices shall be given by ordinary mail or telex, addressed to such party at its address on the signature page of the Credit Agreement.

     Section 6.04. TRANSFER OF FACILITY DOCUMENTS. This Agreement shall (a) be binding upon the Pledgor, its successors and assigns, and (b) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), any Bank may assign or otherwise transfer the Facility Documents, or grant participations therein to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article 9 (concerning the Agent) and Section 10.05 of the Credit Agreement.

     Section 6.05. GOVERNING LAW; TERMS. This Agreement shall be governed by and the construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

     Section 6.06. RELATIONSHIP TO CUSTODY AGREEMENT. In the event that the Pledgor has entered into, or in the future enters into, a custody agreement with the Agent with respect to any securities which constitute a part of the Pledged Collateral, any such Pledged Collateral held in the custody agreement shall be held subject to the terms of this Pledge Agreement. In the event of any conflict between the terms of such a custody agreement and this Pledge Agreement, the terms of this Pledge Agreement shall govern.

     Section 6.07. NEXTEL PREFERRED STOCK. By acceptance of the pledge under this Agreement, the Agent agrees to give a written notice to the chairman, president and secretary of Nextel not less than five business days before the Agent takes any action to sell or otherwise realize on any shares of the Class A Preferred Stock or the Class C Preferred Stock issued by Nextel and held as Pledged Collateral. Such notice shall be effective when received by the designated officers of Nextel. Also by acceptance of this Agreement, the Agent agrees as follows (terms not defined in the Credit Agreement having the meanings ascribed thereto in the Certificate of Amendment if defined therein): (i) to sell (whether on behalf of the Pledgor or otherwise) to a Person designated by Nextel, upon the request of Nextel, all (but not less than all) of any shares of the Class C Preferred Stock held by it that Nextel is entitled to call for redemption pursuant to the provisions in the Certificate of Amendment contained in Section 6.1 under the heading Class C Convertible Redeemable Preferred Stock for a cash purchase


                                       11.

price equal to the Class C Redemption Price, provided that such sale shall not occur earlier than the date of the Change of Control relating to Nextel's right to call the Class C Preferred Stock for redemption and until such purchase the Agent (whether on behalf of the Pledgor or otherwise) shall be entitled to convert any such shares of Class C Preferred Stock into shares of Voting Common (which conversion may be conditioned upon the consummation of such Change of Control) and (ii) to transfer any shares of Class A Preferred Stock or Class C Preferred Stock, or any interest therein, only to a Person that has agreed, by written agreement in form and substance reasonably satisfactory to Nextel, (A) to comply with (i) above with respect to any interest in any shares of Class A Preferred Stock or Class C Preferred Stock held by such transferee and (B) not to transfer any interest in Shares of Class A Preferred Stock or Class C Preferred Stock unless the transferee agrees, by written agreement in form and substance reasonably satisfactory to Nextel, to comply with the terms of this clause (ii) with respect to any interest in any shares of Class A Preferred Stock or Class C Preferred Stock held by such transferee. The Pledgor consents to any disposition of the Class A Preferred Stock or the Class C Preferred Stock pursuant to the provisions of this Section 6.07.
                                      *****

                [Remainder of this page left intentionally blank]


                                       12.

     IN WITNESS WHEREOF, the Pledgor and the Agent have caused this Agreement to be duly executed and delivered by an officer thereunto duly authorized as of the date first above written.

                                        DIGITAL RADIO, L.L.C.



                                        By
                                             ------------------------------
                                             Name:
                                             Title:


                                        THE CHASE MANHATTAN BANK, as Agent for
                                        the Banks party to the Credit Agreement



                                        By
                                             ------------------------------
                                             Name:
                                             Title:


                                       13.

                          SCHEDULE to PLEDGE AGREEMENT

                                                                    Stock
                                                                 Certificate   Number of
Stock Issuer                      Class of Stock                    No(s).      Shares
-------------------------------   ----------------------------   -----------   ---------
A.  Nextel Communications, Inc.   Common                                       5,220,000

B.  Nextel Communications, Inc.   Class A Preferred
                                  (and, without limiting
                                  Section 1.01, shares of
                                  Common or Class C Preferred
                                  into which the Class A
                                  Preferred may be converted)                  8,163,265

C.  Nextel Communications, Inc.   Common                                       15,000,000



Restrictions on Transfer (see Section 2.02):

a. With respect to the Common Stock described in Item A above, those restrictions on transfer of paragraphs (c), (e), (f), (g) and (h) of Rule 144

b.   With respect to the Class A Preferred Stock and the Class C Preferred
     Stock:

     1. Those restrictions on transfer contained in Sections 8.1 and 8.2 of the provisions of the Certificate of Incorporation of Nextel pertaining to the Class A Preferred Stock

     2. Those restrictions on transfer contained in Sections 8.3(f) of the Nextel Purchase Agreement (which are not applicable to the Agent as pledgee)

     3.   Those restrictions on transfer contained in paragraphs (c), (e), (f),
          (g) and (h) of Rule 144

c. With respect to the Common Stock described in Item C above, those restrictions on transfer of paragraphs (c), (d), (e), (f), (g) and (h) of Rule 144


                                       14.

                                 EXHIBIT C-2


              AMENDED AND RESTATED THIRD PARTY PLEDGE AGREEMENT


       AMENDED AND RESTATED THIRD PARTY PLEDGE AGREEMENT dated as of July __, 1997, made by _________________________ (the "Pledgor"), in favor of THE CHASE
MANHATTAN BANK, a state chartered banking institution organized under the laws of the State of New York, as agent (the "Agent") for the Banks party to the Credit Agreement referred to below.

       PRELIMINARY STATEMENTS:

       The Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Part 1 of the Schedule hereto and issued by the corporations named therein.

       The Banks and the Agent have entered into a Multibank Credit Agreement dated as of July 28, 1995 (said Multibank Credit Agreement, as it has been amended and restated pursuant to an Amended and Restated Multibank Credit Agreement dated as of even date herewith (the "Restated Credit Agreement") and as it may hereafter be amended, restated or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with Digital Radio, L.L.C., a limited liability company organized under the laws of the State of Washington (the "Borrower").

       The Pledgor has previously delivered to the Agent under the Credit Agreement a Third Party Pledge Agreement dated as of July 28, 1995 (the "Original Pledge Agreement") in connection with the original loans made under the Credit Agreement.

       It is a condition precedent to the making of New Loans by the Banks under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement and that the Original Pledge Agreement be amended and restated as set forth herein.

       NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the New Loans under the Credit Agreement, the Pledgor hereby agrees that the Original Pledge Agreement be amended and restated, effective as of the Effective Date under the Restated Credit Agreement, to read in full as follows (with any pledge of Pledged Collateral under the Original Pledge Agreement, as amended prior to the date hereof, being continued hereunder):


                                      1.

                                  ARTICLE 1.
                                  THE PLEDGE

       Section 1.01. PLEDGE. The Pledgor hereby pledges to the Agent for the ratable benefit of the Banks, and grants to the Agent for the ratable benefit of the Banks a security interest in, the following (the "Pledged Collateral"):

              (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments, investment property, and other property from time to time received, receivable or otherwise distributed in respect of, in conversion of or in exchange for any or all of the Pledged Shares;

              (b) all additional shares of stock of any issuer of the Pledged Shares or of any other issuer from time to time acquired by the Pledgor in any manner and hereafter transferred and pledged to the Agent pursuant to this Agreement, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

              (c) such cash, bank accounts, certificates of deposit, investment property, and instruments as may be pledged from time to time by the Pledgor hereunder, together with any investments in which any such cash may be invested from time to time;

              (d) all rights to convert, redeem or exchange the Pledged Collateral, all rights to request or cause the issuer thereof to register any or all of the Pledged Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights, and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Pledged Collateral, together in each case with all rights under any agreements, articles or certificates of incorporation or otherwise pertaining to such rights; and

              (e) all proceeds, products, renewals and substitutions of, and general intangibles related to, any and all of the foregoing Pledged Collateral (including the proceeds of any tort or other claims relating to any of the foregoing Pledged Collateral) and, to the extent not otherwise included, all payments under insurance or in connection with any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing Pledged Collateral.

       The inclusion of proceeds in this Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

       Section 1.02. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of the Borrower now or hereafter existing under the Facility Documents whether for principal, interest, fees, expenses or otherwise and the obligations of the


                                      2.

Pledgor under this Agreement and under any Recourse Guaranty given by the Pledgor (all such obligations being the "Obligations").

       Section 1.03. DELIVERY OF PLEDGED COLLATERAL. For the better perfection of the Agent's rights in and to the Pledged Collateral, the Pledgor shall forthwith, upon the pledge of any Pledged Collateral hereunder, cause such Pledged Collateral (other than any Class A Preferred Stock) to be registered in the name of such nominee or nominees of the Agent as the Agent shall direct, subject only to the revocable rights specified in Section 5.01(a). The Agent is hereby authorized: (i) to transfer to the account of the Agent any Pledged Collateral whether in the possession of, or registered in the name of, The Depository Trust Company (the "DTC") or other clearing corporation or held otherwise; (ii) to transfer to the account of the Agent with any Federal Reserve Bank any Pledged Collateral held in book entry form with any such Federal Reserve Bank; and (iii) to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations. To the extent that the Pledged Collateral has not already been transferred to the Agent in a manner sufficient to perfect the Agent's security interest therein, the Pledgor shall promptly deliver or cause to be delivered to the Agent all certificates or instruments evidencing the Pledged Collateral, together with duly executed stock powers or other appropriate endorsements.

              With respect to any Pledged Collateral in the possession of or registered in the name of a custodian bank or nominee therefor, the Pledgor agrees to cause such custodian bank or nominee either to enter into an agreement with the Agent satisfactory to the Agent in form and content confirming that the Pledged Collateral is held for the account of the Agent, or at the discretion of the Agent and subject to the written instructions of the Agent, deliver any such Pledged Collateral to the Agent and/or cause any such Pledged Collateral to be put in bearer form, registered in the name of the Agent or its nominee, or transferred to the account of the Agent with any Federal Reserve Bank, the DTC, or other clearing corporation.

              With respect to any Pledged Collateral held in an account maintained by the Agent as financial intermediary, the Pledgor hereby gives notice to the Agent of the Agent's security interest in such Pledged Collateral. In addition, the Pledgor agrees that in the event that any Pledged Collateral is held by the Agent in a fiduciary capacity for or on behalf of the Pledgor as the beneficial owner thereof, any agreements executed by the Pledgor in connection therewith are hereby amended to authorize and direct the pledge, hypothecation and/or transfer of such Pledged Collateral to the Agent as secured party by the Agent as fiduciary in accordance with the terms, covenants and conditions of this Agreement. The rights granted to the Agent pursuant to this Agreement are in addition to the rights granted to the Agent pursuant to any such agreements. In case of conflict between the provisions of this Agreement and those of any other such agreement, the provisions hereof shall prevail.

              To the extent required to effect a pledge to the Agent, the Agent as fiduciary hereby pledges, transfers and grants a security interest in the Pledged Collateral to the Agent as secured party.


                                      3.

       Section 1.04. OBLIGATION TO MAINTAIN PLEDGED COLLATERAL AT MINIMUM LEVELS; MARK-TO-MARKET.

              (a) MARK-TO-MARKET. The Pledgor acknowledges that the Credit Agreement contains provisions requiring the Borrower to deliver, or to cause others (including the Pledgor) to deliver, additional Collateral to the Agent under certain circumstances and that the failure to deliver such additional Collateral may constitute an Event of Default which would enable the Agent to exercise its remedies against the Pledged Collateral hereunder. The Pledgor further acknowledges that, pursuant to the provisions of Section 1.06 below, the mark-to-market provisions in the Credit Agreement may be amended, modified or waived without notice to, or the consent of, the Pledgor.

              (b) The Pledgor hereby authorizes the Agent to update and amend the Schedule hereto to reflect the delivery of Pledged Collateral hereunder; PROVIDED, HOWEVER, that no error or omission by the Agent in connection with such amendment shall in any way limit or impair the effectiveness or priority of the Agent's security interest in any Pledged Collateral.

       Section 1.05. CONTINUING AGREEMENT. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

       Section 1.06. SECURITY INTEREST ABSOLUTE. All rights of the Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of any defenses whatsoever available to the Borrower or the Pledgor or any other Third Party Pledgor.

              (a) The Pledgor hereby unconditionally consents and agrees that, without notice to or further assent from the Pledgor:

                     (i) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower under the Facility Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Facility Document or otherwise;

                     (ii) the time, manner, place or terms of any payment under any Facility Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under any Facility Document, by an amendment, modification or renewal of any Facility Document or otherwise;

                     (iii) the time for Borrower's or any other Third Party Pledgor's performance of or compliance with any term, covenant or agreement on its part to be


                                      4.

performed or observed under any Facility Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Agent or the Banks may deem proper;

                     (iv) the Agent or the Banks may discharge or release, in whole or in part, the Borrower or any other Third Party Pledgor liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any security for the Obligations, nor shall the Agent or any Bank be liable to the Pledgor for any failure to collect or enforce payment or performance of the Obligations from any person (including the Borrower or any other Third Party Pledgor) or to realize on any security therefor;

                     (v) in addition to the Collateral, the Agent and the Banks may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

                     (vi) the Agent and the Banks may request and accept guaranties of the Obligations and any other indebtedness, obligations or liabilities of the Borrower or any Third Party Pledgor to the Agent or any Bank and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

                     (vii) the Agent and the Banks may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege granted by any Facility Document or other security document or agreement, or otherwise available to the Agent and the Banks, with respect to the Obligations, any security for any or all of the Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Pledgor against the Borrower or any other Third Party Pledgor;

all as the Agent and the Banks may deem advisable, and all without impairing, abridging, releasing or affecting the Pledgor's obligations under this Agreement or the other Facility Documents.

              (b)    The Pledgor waives and agrees not to assert:

                     (i) any right to require the Agent or any Bank to marshal assets in favor of the Pledgor, the Borrower, any other Third Party Pledgor, any other guarantor or any other person; to proceed against the Borrower, any other Third Party Pledgor, any guarantor or any other person; to proceed against or exhaust any of the


                                      5.

security held for the Obligations; except as may be required by applicable law, to give notice of the terms, time and place of any public or private sale of personal property security constituting any collateral for the Obligations or comply with any other provisions of Section 9-504 of the Uniform Commercial Code as adopted in New York or in any other relevant jurisdiction (or any equivalent provision of any other applicable law); or to pursue any other right, remedy, power or privilege of the Agent or any Bank whatsoever;

                     (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

                     (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower or any other Third Party Pledgor, any guarantor or any other person;

                     (iv) any defense based upon the Agent's or any Bank's errors or omissions in the administration of the Obligations;

                     (v)    any rights to set-offs and counterclaims;

                     (vi) all rights and defenses arising out of an election of remedies by the Agent or any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Pledgor's rights of subrogation and reimbursement against the Borrower or any other Third Party Pledgor by the operation of law or otherwise; and

                     (vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this
Section 1.06.

              (c) The Pledgor shall have no right to require the Agent or any Bank to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or any other Third Party Pledgor or the ability of the Borrower or any other Third Party Pledgor to pay and perform the Obligations; (ii) the security for any or all of the Obligations; (iii) the existence or nonexistence of any guarantees of all or any part of the Obligations; (iv) any action or inaction on the part of the Agent or Banks or any other person; or (v) any other matter, fact or occurrence whatsoever.

              (d) Unless at the time no additional collateral of any kind has been pledged, transferred or granted to the Agent or any of the Banks by any Person after the Drawdown Date to secure the Obligations, the Pledgor shall not have, nor shall it directly or indirectly exercise, and the Pledgor hereby waives (i) any rights that it may acquire by way of subrogation under this Agreement, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar


                                      6.

suretyship claims arising out of this Agreement or the other Facility Documents or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Banks or the Agent as against any other Third Party Pledgor or any guarantor, whether in connection with this Agreement, any of the other Facility Documents or otherwise. If any amount shall be paid to the Pledgor on account of the foregoing rights at any time, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Facility Documents.

              (e) The Pledgor agrees that each of the waivers set forth above is made with the Pledgor's full knowledge of their significance and consequences, and the Pledgor agrees that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

       Section 1.07. NON-RECOURSE OBLIGATIONS. Except as may be otherwise specifically provided in any separate agreement executed by the Pledgor, the liability of the Pledgor hereunder with respect to Obligations of the Borrower shall be limited to the Pledged Collateral, the Agent's and the Banks' recourse against the Pledgor and the other Third Party Pledgors with respect to the Obligations of the Borrower shall be limited to the Collateral available under this Agreement and the other Pledge Agreements and the Pledgor shall have no personal liability with respect to the Obligations of the Borrower. The Pledgor shall have no personal liability for his Obligations under this Agreement except for (A) any damages, costs or other expense suffered by the Agent or the Banks as a result of the lack of authenticity or genuineness of any of the Pledged Collateral delivered to the Agent hereunder or the failure of the Pledgor to deliver the items specified in Sections 5.01(a)(ii) or 5.01(b)(ii) or as a result of the Pledgor's failure to comply with Section 3.04 or (B) the payment of expenses under Section 6.02 arising from any litigation in which the Agent is the prevailing party; provided that the Agent and the Banks shall have recourse against the Pledged Collateral for any amounts which would be owing to the Agent or the Banks from the Pledgor absent the operation of the foregoing provisions of this Section 1.07.


                                  ARTICLE 2.
                        REPRESENTATIONS AND WARRANTIES

       The Pledgor hereby represents and warrants as follows:

       Section 2.01. PLACE OF RESIDENCE AND NAME. Pledgor is a resident of the State of Washington. Pledgor has had no name other than the name set forth below Pledgor's signature below. Pledgor will not change his name or his place of residence without


                                      7.

giving at least thirty (30) days' prior written notice to Agent of any such proposed change.

       Section 2.02. ISSUANCE, ETC. The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

       Section 2.03. OWNERSHIP AND LIENS. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or Transfer Restriction, except for (i) the security interest created by this Agreement, (ii) any limitations under the Nextel Collateral Agreement and
(iii) the requirements of Rule 144.

       Section 2.04. PERFECTION. The pledge of the Pledged Collateral pursuant to this Agreement creates, or upon the pledge thereof will create, a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations. No financing statement covering any of the Pledged Collateral or any proceeds thereof is on file in any public office in any jurisdiction, other than financing statements in favor of the Agent. At the request of the Agent, the Pledgor will execute and deliver to the Agent one or more financing statements in form and substance satisfactory to the Agent and will pay the cost of filing the same in all public offices where filing is deemed by the Agent to be necessary or desirable. The Pledgor authorizes the Agent to prepare and file financing statements without the signature of the Pledgor where permitted by law and, if the Pledgor's signature shall be required, the Pledgor irrevocably appoints the Agent as the Pledgor's agent for the purpose of signing and filing such financing statements. The Pledgor promises to pay to the Agent all fees and expenses incurred in filing financing statements and any continuation statements or amendments thereto, which fees and expenses shall become a part of the Obligations. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement, and may be filed by the Agent in accordance with the provisions of this Section 2.04.

       Section 2.05. NO AUTHORIZATION REQUIRED. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (b) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except, in the case of any Nextel Stock issued on or after July 28, 1997 or in the event that the Agent is deemed to be an "affiliate" of Nextel within the meaning of Rule 144 at the time of foreclosure because of reasons other than its holding of Collateral under this Agreement or the other Pledge Agreements, as may be required by the restrictions of Rule 144.

       Section 2.06. COMPLIANCE WITH OTHER AGREEMENTS. The Pledgor is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, which prohibits the Pledgor from entering into this Agreement or granting a


                                      8.

security interest in the Pledged Collateral or entering into the transactions contemplated by this Agreement. The Pledgor is not, and would not by entering into this Agreement be, in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which the Pledgor is a party.

                                  ARTICLE 3.
                                  COVENANTS

       Section 3.01. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

       Section 3.02. REPORTING REQUIREMENTS. The Pledgor agrees that it will prepare and deliver to the Agent, upon the request of the Agent from time to time and in any event not less frequently than once a year on July 31, a certificate signed by the Pledgor, in form and substance satisfactory to the Agent, to the effect that the representations set forth in Sections 2.03 and
2.05 remain true as to all of the Pledged Collateral pledged under this Agreement and that such Collateral continues to be Eligible Collateral.

       Section 3.03. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral except in compliance with Section 7.06 of the Credit Agreement or any applicable Nextel Transfer Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

       Section 3.04. ACTIONS UNDER SECURITIES LAWS. The Pledgor agrees that it will not take any action (or fail to take any action within the Pledgor's commercially reasonable power to take) if the result of such action or failure to act is to create or otherwise cause any restriction under any State or federal securities laws on the ability of the Agent (or any designee, assignee or transferee of the Agent) to sell or otherwise transfer any of the Pledged Collateral upon or after a foreclosure or a transfer in lieu of foreclosure in respect of any of the Pledged Collateral, where such restriction did not exist before the action or inaction of the Pledgor.

       Section 3.05. CONVERSION OF NEXTEL STOCK. If any of the Pledged Collateral consists of any convertible Nextel Stock and if Nextel issues a notice of redemption with respect to such Nextel Stock, the Pledgor shall exercise any rights that it has to convert such Nextel Stock into Nextel Common Stock by no later than the fifteenth day prior to the last day permitted for such conversion before the noticed redemption (or if later, on


                                      9.

the third day after receipt by the Pledgor of notice of such redemption) if the aggregate Current Market Value of the Nextel Common Stock into which such Nextel Stock may be converted exceeds the amount which the Pledgor would be entitled to receive upon redemption of such Nextel Stock. In addition, if any of the Pledged Collateral consists of any convertible Nextel Stock and if a Default or an Event of Default shall have occurred and be continuing, then upon the written request of the Agent the Pledgor shall promptly convert such Nextel Stock into Nextel Common Stock. If the Pledgor fails to convert such shares of Nextel Stock as required by the preceding sentences, the Agent shall have full authority, pursuant to Sections 4.01 and 4.02, to cause the conversion of such Nextel Stock into Nextel Common Stock.

                                  ARTICLE 4.
                                  THE AGENT

       Section 4.01. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (but subject to Section 5.01(a)), to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

       Section 4.02. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 6.02.

       Section 4.03. REASONABLE CARE. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, it being understood that neither the Agent nor any Bank shall have responsibility for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.


                                      10.

                                   ARTICLE 5.
                                    DEFAULT

       Section 5.01.  VOTING RIGHTS; DIVIDENDS; ETC.

              (a) So long as no Default or Event of Default shall have occurred and be continuing:

                     (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that the Pledgor shall give the Agent at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                     (ii) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all

                            (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, in conversion of, or in exchange for, any Pledged Collateral,

                            (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                            (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

       shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                     (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to


                                      11.

       paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                     (iv) The Pledgor shall be entitled to instruct the Agent from time to time (x) to invest any cash held as part of the Pledged Collateral in Permitted Investments, (y) with the concurrence of the Borrower and in compliance with the Credit Agreement, to pay or prepay any of the Loans under the Credit Agreement and (z) to sell any Pledged Collateral for the purpose of applying the proceeds of such sale as set forth in clauses (x) and (y).

              (b) Upon the occurrence and during the continuance of a Default or Event of Default:

                     (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments; PROVIDED, HOWEVER, that, notwithstanding the occurrence and continuance of an Event of Default, all rights of the Pledgor in respect of any capital stock of Nextel Communications, Inc. ("Nextel") constituting Pledged Collateral hereunder to exercise the voting and other consensual rights which Pledgor is entitled to exercise pursuant to
       Section 5.01(a)(i) shall continue until such shares of capital stock of Nextel are sold or otherwise transferred upon a foreclosure or a transfer in lieu of foreclosure, and such rights shall not vest in the Agent before such time.

                     (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of Section 5.01(b)(i) shall be received in trust for the benefit of the Agent and shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                     (iii) The Agent may invest any cash held as part of the Pledged Collateral in Permitted Investments as the Agent in its sole discretion deems appropriate.

       Section 5.02. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

              (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, and the Agent may


                                      12.

also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

              (b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale or collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 6.02) in whole or in part by the Agent for the ratable benefit of the Banks against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whosoever may be lawfully entitled to receive such surplus.

       Section 5.03. CERTAIN REGULATORY REQUIREMENTS. Pledgor has disclosed to the Agent that any sale of Nextel Stock constituting Pledged Collateral may be subject to applicable requirements (if any) of the FCC Provisions, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies applicable to or having jurisdiction over the Borrower, any Third Party Pledgor or the issuer of such item of Pledged Collateral, as the case may be (the "Relevant Party") (or any entity under the control of the Relevant Party). Pledgor agrees that upon request from time to time by the Agent after the occurrence and during the continuance of an Event of Default, it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations required by applicable law.

                                  ARTICLE 6.
                                MISCELLANEOUS

       Section 6.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


                                      13.

       Section 6.02. EXPENSES. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

       Section 6.03. NOTICES. Unless the party to be notified otherwise notifies the other party in writing, notices shall be given by ordinary mail or telex, addressed to (a) the Agent at its address on the signature page of the Credit Agreement or (b) to the Pledgor at its address set forth below its signature below.

       Section 6.04.  TRANSFER OF FACILITY DOCUMENTS.  This Agreement shall
(a) be binding upon the Pledgor, its successors and assigns, and (b) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), any Bank may assign or otherwise transfer the Facility Documents, or grant participations therein to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article 9 (concerning the Agent) and Section 10.05 of the Credit Agreement.

       Section 6.05. RELATIONSHIP TO CUSTODY AGREEMENT. In the event that the Pledgor has entered into, or in the future enters into, a custody agreement with the Agent with respect to any securities which constitute a part of the Pledged Collateral, any such Pledged Collateral held in the custody agreement shall be held subject to the terms of this Pledge Agreement. In the event of any conflict between the terms of such a custody agreement and this Pledge Agreement, the terms of this Pledge Agreement shall govern.

       Section 6.06. GOVERNING LAW; TERMS. This Agreement shall be governed by and the construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

       Section 6.07. NEXTEL PREFERRED STOCK. By acceptance of the pledge under this Agreement, the Agent agrees to give a written notice to the chairman, president and secretary of Nextel not less than five business days before the Agent takes any action to sell or otherwise realize on any shares of the Class A Preferred Stock or the Class C Preferred Stock issued by Nextel and held as Pledged Collateral. Such notice shall be effective when received by the designated officers of Nextel. Also by acceptance of this Agreement, the Agent agrees as follows (terms not defined in the Credit Agreement


                                      14.

having the meanings ascribed thereto in the Certificate of Amendment if defined therein): (i) to sell (whether on behalf of the Pledgor or otherwise) to a Person designated by Nextel, upon the request of Nextel, all (but not less than all) of any shares of the Class C Preferred Stock held by it that Nextel is entitled to call for redemption pursuant to the provisions in the Certificate of Amendment contained in Section 6.1 under the heading Class C Convertible Redeemable Preferred Stock for a cash purchase price equal to the Class C Redemption Price, provided that such sale shall not occur earlier than the date of the Change of Control relating to Nextel's right to call the Class C Preferred Stock for redemption and until such purchase the Agent (whether on behalf of the Pledgor or otherwise) shall be entitled to convert any such shares of Class C Preferred Stock into shares of Voting Common (which conversion may be conditioned upon the consummation of such Change of Control) and (ii) to transfer any shares of Class A Preferred Stock or Class C Preferred Stock, or any interest therein, only to a Person that has agreed, by written agreement in form and substance reasonably satisfactory to Nextel, (A) to comply with (i) above with respect to any interest in any shares of Class A Preferred Stock or Class C Preferred Stock held by such transferee and (B) not to transfer any interest in Shares of Class A Preferred Stock or Class C Preferred Stock unless the transferee agrees, by written agreement in form and substance reasonably satisfactory to Nextel, to comply with the terms of this clause (ii) with respect to any interest in any shares of Class A Preferred Stock or Class C Preferred Stock held by such transferee. The Pledgor consents to any disposition of the Class A Preferred Stock or the Class C Preferred Stock pursuant to the provisions of this Section 6.07.

       IN WITNESS WHEREOF, the Pledgor has executed and delivered this Third Party Pledge Agreement as of the date first above written.


                                       [NAME OF PLEDGOR]


                                       ___________________________________


                                       Address for Notices:






                                      15.

                         SCHEDULE to PLEDGE AGREEMENT





        Stock Issuer              Class of Stock           Number of Shares
----------------------------   --------------------   --------------------------








                                      16.

                                  EXHIBIT I

                          CONFIDENTIALITY AGREEMENT

                                    [Date]



[Insert Name and
Address of Prospective
Participant or Assignee]


     Re: Amended and Restated Multibank Credit Agreement dated as of July 28, 1997 among Digital Radio, L.L.C., the banks party thereto, and The Chase Manhattan Bank, as Agent

Dear _________________:

     As a Bank party to the above-referenced Amended and Restated Multibank Credit Agreement (as the same may be amended, modified, restated or otherwise supplemented from time to time, the "CREDIT AGREEMENT"), we have agreed with Digital Radio, L.L.C. (the "Borrower") pursuant to Section 10.14 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

     As provided in said Section 10.14, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

     Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that until the third anniversary of the date on which all the Loans under the Credit Agreement are paid in full (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants,


                                      3.

(iv) in connection with any litigation to which you or any one or more of the Banks is a party; provided further that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement. With respect to any judicial process under clauses (i) or (iv), if you are requested or required to disclose any confidential information, you will provide prompt written notice thereof to the Borrower so that the Borrower may seek a protective order or other appropriate remedy. You agree to use your best efforts to assist the Borrower to obtain a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, you will furnish only that portion and will exercise other reasonable efforts to obtain other assurance that confidential treatment will be accorded to the confidential information which is disclosed.

     Would you please indicate your agreement to the foregoing by signing at the place provided below on the enclosed copy of this Confidentiality Agreement.

                                       Very truly yours,

                                       [Insert Name of Bank]



                                       By: _____________________________


The foregoing is agreed to
as of the date of this letter.


[Insert name of prospective
participant or assignee]



By: _____________________________



                                      4.

                                      EXHIBIT J

                                      AGREEMENT

    This Agreement ("Agreement") dated as of July 28, 1997 is made by and among Nextel Communications, Inc., a Delaware corporation ("Nextel"), Digital Radio, L.L.C., a Washington limited liability company ("Digital"), Craig O. McCaw ("McCaw") and The Chase Manhattan Bank, as Agent for itself and the other financial institutions party from time to time under the Credit Facility (as defined below) (together with any successor Agent, the "Lender").

                                       RECITALS

    A. Pursuant to that certain Securities Purchase Agreement by and among Nextel, Digital and McCaw dated as of April 4, 1995 (the "Securities Purchase Agreement"), Nextel has issued to Digital certain Units (the "Units") consisting of Class A Convertible Redeemable Preferred Stock of Nextel (the "Class A Preferred Stock"), Class B Convertible Redeemable Preferred Stock of Nextel and certain options. In addition, on or about April 4, 1995, under the Securities Purchase Agreement, Nextel issued to Digital 1,220,000 shares of Class A Common Stock of Nextel ("Nextel Common Stock"). Nextel has been advised by Digital that Digital has also purchased 4,000,000 shares of Nextel Common Stock from Motorola, Inc. pursuant to a Stock Purchase Agreement between Digital and Motorola, Inc. dated April 4, 1995. Pursuant to the Option Exercise and Lending Commitment Agreement dated as of June 16, 1997, between Nextel and Digital (the "Option Exercise Agreement"), Digital has committed to exercise in full its option to acquire 15,000,000 shares of Nextel Common Stock on July 28, 1997.

    B. Lender and certain other financial institutions extended or will be extending credit to Digital pursuant to certain financing arrangements (the "Credit Facility") pursuant to which Digital will pledge to Lender the Class A Preferred Stock (together with any shares of Nextel Common Stock or Class C Convertible Redeemable Preferred Stock of Nextel (the "Class C Preferred Stock") which may be issued to Digital in conversion of the Class A Preferred Stock (collectively, the "Pledged Shares")), to secure the obligations of Digital to Lender under the Credit Facility.

    C. Lender and Digital have advised Nextel that pursuant to the terms of the Credit Facility, and so long as Digital retains record ownership of the Pledged Shares, (i) Digital retains all rights and powers of a record holder of the Pledged Shares, including the right to vote the Pledged Shares and to receive any dividends with respect to the Pledged Shares, (ii) Digital retains all rights and powers of a record holder of the Pledged Shares under, and the authority to take any and all actions in such capacity with respect to, the Securities Purchase Agreement, and (iii) notwithstanding the foregoing clauses (a) and (b), Digital has agreed with Lender (A) that the Pledged Shares and any distributions or exchanges with respect to the Pledged Shares (other than regular cash dividends) are to be delivered by Digital to Lender and held in custody pending the maturity of the Credit Facility, but will continue to be registered in the name of Digital, (B) that Digital may take certain actions (to the extent consistent with the Securities Purchase Agreement, the Certificate and this Agreement) with respect to the Pledged Shares at Lender's request or direction while such Pledged Shares continue to be registered in the name of Digital and (C) that such agreements between Digital and Lender do not involve Nextel and Nextel shall have no liability or responsibility of any type therefor or in connection therewith, except to the extent that Nextel has expressly agreed, pursuant and subject to the terms and conditions of this Agreement, to take certain actions set forth herein.

    D. The parties wish to enter into this Agreement to confirm certain matters with respect to the Securities Purchase Agreement, certain related documents and the Pledged Shares and to enter into certain agreements concerning the Pledged Shares held by Lenders as collateral under the Credit Facility.

    NOW THEREFORE, in consideration of the covenants contained in this Agreement and for good and valuable consideration, the receipt of which is acknowledged, the parties represent, acknowledge and agree as follows:

    1. SECURITIES PURCHASE AGREEMENT. (a) Nextel confirms to Lender that, as of the date hereof, the Securities Purchase Agreement is in full force and effect and has not been amended or modified (subject to the matters described in clause (c) below) except as described in clause (b) below and as follows:

              (i) Letter dated June 26, 1995 from Nextel to Digital regarding Securities Purchase Agreement;

              (ii) Letter dated June 27, 1995 from McCaw to Nextel regarding amendments to Securities Purchase Agreement;

              (iii) Letter dated July 26, 1995 from Nextel to Digital regarding certain FCC licenses under Securities Purchase Agreement;

              (iv) Letter as of July 28, 1995 from Nextel to Digital and McCaw regarding Section 2.2(f) of the Securities Purchase Agreement; and

              (v) Confirmation dated as of July 28, 1997 by and among Nextel, Digital Radio and McCaw.

    (b) Nextel confirms to Lender that upon the consummation of the transactions contemplated by the Option Exercise Agreement, in addition to the amendments and modifications detailed above, the Securities Purchase Agreement shall be further amended and modified as set forth in Article 7 of the Option Exercise Agreement, which amendments and modifications include the deletion of
Section 8.3(g) of the Securities Purchase Agreement.

    (c) Lender confirms to Nextel that it has been advised by Digital that Digital (i) has agreed, pursuant to the Option Exercise Agreement, to exercise the option to purchase 15,000,000 shares of Nextel Common Stock that expires on July 28, 1997 (which option was issued pursuant to the Securities Purchase Agreement); (ii) has agreed (pursuant to a letter dated July 10, 1997) to waive certain rights pursuant to the terms of the Securities Purchase Agreement as such terms relate to the creation and issuance of shares of Series D Exchangeable Preferred Stock of Nextel and to certain contingent rights of the holders of shares of such Series D Exchangeable Preferred Stock to obtain representation on

Nextel's Board of Directors; and (iii) has, on a number of occasions prior to the date hereof, waived certain anti-dilutive and other rights pursuant to the Securities Purchase Agreement.

    2. TRANSFER RESTRICTIONS. As of the date hereof, Nextel confirms to the Lender that (a) the only transfer restrictions imposed upon the Pledged Shares by agreements to which Nextel or any of its affiliates is a party or by Nextel's organizational documents are set forth in the Securities Purchase Agreement (including the amendments and modifications thereto referred to in Section 1 above) and in the Restated Certificate of Incorporation of Nextel Communications, Inc. (the "Certificate"); and (b) a true and correct copy of such Certificate, on file with the Secretary of State of Delaware on the date hereof, is attached hereto as Exhibit A.

    3. TRANSFER NOTICE REQUIREMENTS. The Certificate requires, among other things, that any pledgee of the Class A Preferred Stock give notice to specified officers of Nextel five (5) business days prior to taking any action to sell or otherwise realize on the Class A Preferred Stock held as collateral, and
provides that such notice shall be effective when received.   Until otherwise
advised in writing by Nextel, any such notice may be addressed to the attention of the specified officers at Nextel's current principal office address at 1505 Farm Credit Drive, McLean, Virginia 22102.

    4. PLEDGE PERMITTED. Assuming the Lender has entered into, and continues to be a party to and bound by, this Agreement, pledge arrangements relating to the Pledged Shares having the characteristics as described herein (including specifically those set forth in Recital Paragraph C), and any foreclosure by Lender or transfer to Lender in lieu of foreclosure relating thereto, will not be regarded by Nextel as resulting in a sale or other disposition of the Pledged Shares prohibited by the Securities Purchase Agreement or the Certificate; provided that any exercise of secured party rights or foreclosure action (including any transfer in lieu of foreclosure) affecting the Pledged Shares, or any modification of such pledge arrangements, or any sale or other disposition of the Pledged Shares pursuant to or following any exercise of secured party rights or foreclosure action must be effected in compliance with the applicable terms of the Securities Purchase Agreement, of the Certificate and of Section 5 of this Agreement. If such sale or other disposition of the Pledged Shares pursuant to or following the exercise of secured party rights or foreclosure action is effected in compliance with the applicable terms of the Securities Purchase Agreement, of the Certificate, and of the Section 5 of this Agreement, any purchase of such shares upon foreclosure or any subsequent transferee from Lender or from such purchaser (other than a member of the Investor Group (as defined in the Securities Purchase Agreement)), will take such shares free and clear of any transfer restriction imposed by the Securities Purchase Agreement or the Certificate, other than those that require compliance with applicable securities laws and those required to be acknowledged and agreed to by such purchaser or transferee in connection with their purchase or other acquisition of such shares as contemplated by Section 5 of this Agreement and as provided under the definition of "Eligible Secured Party" in the Certificate.

    5. LENDER ACKNOWLEDGMENTS AND AGREEMENTS CONCERNING PLEDGED SHARES. Lender acknowledges and agrees that (a) the Pledged Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state laws and may not be transferred sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under the Securities Act or applicable state law requirements, (b) that the certificates representing the Pledged Shares (other than shares referred to in the parenthetical phrase in the final sentence of this Section 5) will bear a legend with respect to the matters described in clause (a) and with respect to the transfer and voting restrictions contained in the Securities Purchase Agreement, (c) that the Class A Preferred Stock is subject to mandatory conversion into shares of Nextel Common Stock, and to mandatory conversion into shares of Class C Preferred Stock, in certain circumstances as specified in the Certificate,
(d) that the Class C Preferred Stock is subject to mandatory conversion into shares of Nextel Common Stock in certain circumstances as specified in the Certificate and (e) that the Class A Preferred Stock and Class C Preferred Stock are subject to redemption in certain circumstances as specified in the Certificate. Lender agrees that in connection with any transfer or other disposition of the Pledged Shares or any interest therein (other than a transfer or disposition of Nextel Common Stock pursuant to Rule 144 promulgated under the Securities Act or upon registration of such Nextel Common Stock as contemplated by Section 7 below) it will obtain from the assignee or transferee, as applicable, an acknowledgment and agreement in form and substance reasonably satisfactory to Nextel, with respect to the matters specified in this Section 5.

    6.   ELIGIBLE SECURED PARTY UNDERTAKINGS.     In accordance with the
Certificate and in order to qualify as an "Eligible Secured Party" as contemplated by the Certificate, Lender agrees (a) to sell to a Person ( as defined in the Certificate) designated by Nextel, upon the request of Nextel, all (but not less than all) shares of Class C Preferred Stock held by Lender that Nextel is entitled to call for redemption pursuant to Section 6.1 under the heading CLASS C CONVERTIBLE REDEEMABLE PREFERRED STOCK in the Certificate for a cash purchase price equal to the Class C Redemption Price (as defined in the Certificate), provided that such sale shall not occur earlier than the date of the Change of Control (as defined in the Certificate) relating to Nextel's right to call the Class C Preferred Stock for redemption and until such purchase Lender shall be entitled to convert any such shares of Class C Preferred Stock into shares of Nextel Common Stock (which conversion may be conditioned upon the consummation of such Change of Control), (b) to transfer any shares of Class A Perferred Stock or Class C Preferred Stock, or any interest therein, only to a Person that has agreed, by written agreement in form and substance reasonably satisfactory to Nextel, (i) to comply with clause (a) above with respect to any interest in any shares of Class A
Preferred Stock or Class C Preferred Stock held by such transferee and (ii) not to transfer any interest in shares of Class A Preferred Stock or Class C Preferred Stock unless the transferee agrees, by written agreement in form and substance reasonably satisfactory to Nextel, to comply with the terms of this clause (b) with respect to any interest in any shares of Class A Preferred Stock or Class C Preferred Stock held by such transferee, and (c) to give written notice to the Chairman, President and Secretary of Nextel at the address specified in Section 13 hereof not less than five (5) business days before Lender takes any action to sell or otherwise realize on the Class A Preferred Stock held as collateral. Lender agrees to be bound by the foregoing requirements for it to be an "Eligible Secured Party," and Nextel agrees that such agreement and the foregoing requirements with respect thereto are in form and substance reasonably satisfactory to Nextel.


    7.   REGISTRATION RIGHTS.     Nextel agrees that it will enter into an
amendment to the Registration Rights Agreement dated as of July 28, 1995 between Nextel and Digital (the "Registration Rights Agreement") to permit Digital to assign to Lender, as collateral for the Credit Facility, the right, following Lender's foreclosure on the Pledged Shares and the conversion of such Pledged Shares into the Registerable Securities (as defined in the Registered Rights Agreement), to request Nextel to effect one
(1) Requested Registration (as defined and provided for in the Registration Rights Agreement) of such Registerable Securities held of record by Lender or its nominee, provided, however, that (a) such Requested Registration shall only be effected in connection with a distribution of such Registratable Securities by means of an underwritten offering as contemplated by
Section 2.2(b) of the Registration Rights Agreement, (b) Lender agrees that such Requested Registration shall be exercised and fulfilled on the terms contemplated by such Registration Rights Agreement (including specifically Sections 2.4, 2.5 and 2.6 thereof), (c) the collateral documents between Lender and Digital shall reflect the irrevocable appointment of a single collateral agent for all lenders under the Credit Facility and all other secured parties that are or may become pledgors of Registrable Securities (or securities that may be convertible into or exercisable for Registerable Securities) as the sole contact party to receive and give notices for, and to act on behalf of and bind, all such lenders and secured parties for purposes of any exercise of such Requested Registration Right and shall provide that only one Requested Registration shall have been assigned for the benefit of all such Lenders and secured parties and (d) such Requested Registered Right may not be assigned or otherwise transferred, in whole or in part, by Lender to any other party (other than transfers to Digital of the unused Requested Registration Right following Nextel's receipt of the notice contemplated by Section 11).

    8. DISTRIBUTIONS: MERGER CONSIDERATION. Digital hereby notifies and instructs Nextel that all distributions or dividends with respect to the Pledged Shares held of record in its name (excluding regular cash dividends, but including any distributions upon liquidation or dissolution of Nextel) and any property into which any of such Pledged Shares are converted, whether pursuant to Section 9 hereof or otherwise, including in connection with a merger or consolidation of Nextel, are to be delivered to Digital at the following address: c/o The Chase Manhattan Bank, New York Agency, One Chase Manhattan Plaza - 8th Floor, New York, NY 10081 (the "Distribution and Notice Address") or such other address as is designated by Digital in accordance with the last sentence of this Section 8. Nextel shall instruct its transfer agent or other agent responsible for making any such distribution to deliver any such distribution with respect to such Pledged Shares held of record by Digital on the record date for such distribution or conversion to the Distribution and Notice Address. The designation of the Distribution and Notice Address by Digital shall not be changed by Digital prior to the date on which Nextel receives the notice contemplated by Section 11 except by written notice signed by Digital and consented to in writing by Lender and delivered to Nextel.

    9. CONVERSION OF PREFERRED SHARES. Concurrent with the execution of this Agreement, Digital has delivered to Lender one or more notices or requests for conversion with respect to the shares of Class A Preferred Stock held of record in its name and with respect to shares of Class C Preferred Stock into which such shares of Class A Preferred Stock may be converted pursuant to the Certificate. Nextel agrees that it shall instruct its transfer agent to honor any such notices or requests for conversion delivered by Lender with respect to shares of Class A Preferred Stock or Class C Preferred Stock held of record in the name of Digital, provided that such notices or requests shall comply with the Class A Preferred Provisions or the Class C Preferred Provisions (as such terms are defined below), as the case may be. As used herein, the term "Class A Preferred Provisions" means those provisions in the Certificate under the caption "Class A Convertible Redeemable Preferred Stock," and the term "Class C Preferred Provisions" means those provisions in the Certificate under the caption "Class C Convertible Redeemable Preferred Stock." Digital hereby agrees that Nextel may instruct its transfer agent to honor such notices or requests for conversion delivered by Lender, without any necessity of Nextel or such transfer agent confirming or otherwise establishing Lender's right (vis-a-vis Digital or its successors and assigns) to deliver such notices or requests for conversion.

    10.  CERTAIN NOTICES.    Digital hereby directs Nextel to deliver any
notice sent by Nextel pursuant to Sections 7 and 10.2 of the Class A Preferred Provisions and Sections 6 and 7.2 of the Class C Preferred Provisions with respect to shares of Class A Preferred Stock held of record in its name at the time of such notice to Digital at the Distribution and Notice Address. Nextel shall instruct its transfer agent that, so long as the Pledged Shares are in certificated form, such transfer agent shall effect any requested transfers of such shares only after ascertaining that all transfer restrictions reflected in the restrictive legends placed on such certificates are either inapplicable to the requested transfer or have been complied with, and if Nextel takes action that would result in the Class A Preferred Stock, Class C Preferred Stock or Nextel Common Stock constituting the Pledged Shares becoming uncertificated securities, such transfer agent shall provide notice of such action to Digital at the Distribution and Notice Address.

    11. TERMINATION OF LENDER'S SECURITY INTEREST. Lender agrees to give notice to Nextel promptly after the release by Lender of its security interest in the Pledged Shares at which time all obligations of Nextel pursuant to Sections 7 through 10 above shall terminate.

    12. TRANSFER AGENT NOTIFICATION: LIMITATION ON LIABILITY. Nextel agrees to deliver to its transfer agent a letter in substantially the form attached to this Agreement as Exhibit B ("Instruction Letter"), and Digital and Lender agree that the delivery of such Instruction Letter shall be deemed to satisfy Nextel's obligations to provide instructions to its transfer agent as contemplated by Sections 8 through 10 of this Agreement. Each of Lender and Digital also irrevocably agree that, at and after delivery of the Instruction Letter as comtemplated by the preceding sentence, Nextel shall have no further or additional liability or responsibility to Digital, Lender or any third party (including any transferee or assignee of the Pledged Shares), or any other party claiming by or through Digital or Lender, with respect to any actual or alleged failure by Nextel or any agent of Nextel to comply with the provisions of Sections 8 through 10 of this Agreement or with the terms of the related Instruction Letter. Upon request of Digital and/or Lender, Nextel shall provide reasonable and customary assistance to resolve issues or problems that may arise in connection with the services provided by its transfer agent. Additionally, Nextel shall advise Digital and Lender if it appoints a new transfer agent and shall deliver a signed copy of the Instruction Letter to any such new transfer agent.

    13. Notices. All notices, demands, requests, certificates or other communications under this Agreement shall be in writing and shall be deemed to have been duly given when received and, except as otherwise provided herein, shall be addressed as follows:


                        (i) if to Nextel:


                        Nextel Communications, Inc.
                        1505 Farm Credit Drive
                        McLean, Virginia   22102


                        Attention:  Thomas J. Sidman, General Counsel

                        Telecopier (703) 394-3763

                        with a copy to:

                        Jones, Day, Reavis & Pogue
                        North Point
                        901 Lakeside Avenue
                        Cleveland, OH   44114


                        Attention:  Jeanne M. Rickert, Esq.

                        Telecopier:  (216) 579-0212

                        (ii)      if to Digital:

                                  Digital Radio, L.L.C.
                                  2320 Carillon Point
                                  Kirkland, WA  94104-2675

                                  Attention: Dennis Weibling, President

                                  Telecopier: (206) 828-8060

                                  with a copy to:

                                  C. James Judson, Esq.
                                  Digital Radio, L.L.C.
                                  2320 Carillon Point
                                  Kirkland, WA  94104-2675


                                  Telecopier:  (206) 828-8060


                                       and

                                  Morrison & Foerster, LLP
                                  425 California Street
                                  San Francisco, CA  94105-2482

                                  Attention: Bruce Alan Mann, Esq.

                                  Telecopier:  (415) 268-7522

                        (iii)     if to Lender:

                                  The Chase Manhattan Bank
                                  New York Agency
                                  One Chase Manhattan Plaza-8th Floor
                                  New York, New York  10081

                                  Attention:  Joseph Brusco


                                  Telecopier:   (212) 552-7500
                                  with a copy to:

                                  Russell P. Daulton
                                  The Chase Manhattan Private Banking Capital
                                  Group
                                  101 California Street, Suite 2725
                                  San Francisco, CA  94111-5830

                                  Telecopier: (415) 693-8836

                                       and

                                  Brobeck, Phelger & Harrison
                                  One Market Spear Street Tower
                                  San Francisco, CA  94105

                                  Attention:  George A. Hisert, Esq.


                                  Telecopier:  (415) 442-1010

Any communication delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next business day.

      14. EXPENSES. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other persons engaged by such party, incurred in connection with this Agreement.

      15. HEADINGS. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

      16.  GOVERNING LAW.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

      17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                  NEXTEL COMMUNICATIONS, INC.

                                  By:  /s/ Steven Shindler
                                      ----------------------------
                                      Name:  STEVEN SHINDLER
                                            ----------------------
                                      Title: VICE PRESIDENT
                                            -----------------------


                                   DIGITAL RADIO, L.L.C.

                                  By:  /s/ C. James Judson
                                      ----------------------------
                                      Name:
                                            ----------------------
                                      Title:
                                            -----------------------


                                    /s/ Craig O. McCaw
                                   --------------------------------
                                    Craig O. McCaw, for his sole and
                                    separate estate

                                    THE CHASE MANHATTAN BANK,
                                    as agent under the Credit Facility


                                  By:  /s/ John Ferrante
                                      ----------------------------
                                      Name:  John Ferrante
                                            ----------------------
                                      Title: Vice President
                                            -----------------------

                                      EXHIBIT A


                        RESTATED CERTIFICATES OF INCORPORATION

                                          OF

                             NEXTEL COMMUNICATIONS, INC.

[TEXT INTENTIONALLY OMITTED]

                                  EXHIBIT K

                          NEXTEL TRANSFER AGREEMENT

                                   [Date]

The Chase Manhattan Bank
1 Chase Manhattan Plaza
8th Floor
New York, New York 10081
Attn:  New York Agency

     Re: Amended and Restated Multibank Credit Agreement dated as of July 28, 1997 (as amended, modified, restated or otherwise supplemented from time to time, the "Credit Agreement") among Digital Radio, L.L.C. (the "Borrower"), the banks party thereto, and The Chase Manhattan Bank, as Agent

Ladies and Gentlemen:

     Pursuant to Section 7.06 of the Credit Agreement and in connection with the transfer of Nextel Stock from the Borrower to the undersigned, _______________________ ("Transferee"), [a Subsidiary of the Borrower] [a member of the Borrower Group], Transferee hereby agrees as follows:

          (i) Transferee shall not create, incur, assume or suffer to exist any Lien upon or with respect to any Nextel Stock owned by Transferee;

          (ii) Transferee shall not sell or otherwise transfer to any member of the Borrower Group or to any Subsidiary of the Borrower any Nextel Stock without obtaining from such transferee and delivering to the Agent an executed Nextel Transfer Agreement in substantially the form hereof; and

          (iii) Transferee shall not sell or otherwise transfer any Nextel Stock after the occurrence and during the continuance of an Event of Default.

     All terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                                       Very truly yours,

                                       [Insert name of transferee]

                                       By: ___________________________


                                      1.

                                 EXHIBIT L-1

                          LIMITED RECOURSE GUARANTY
                                (CREDIT LIMIT)

     GUARANTY dated as of _________________, 19__ made by the undersigned (the "GUARANTOR") in favor of The Chase Manhattan Bank (the "AGENT") for the ratable benefit of the financial institutions from time to time party to the Credit Agreement described below (each such financial institution a "Bank" and collectively the "Banks").

     PRELIMINARY STATEMENTS: Digital Radio, L.L.C., a limited liability company organized under the laws of the State of Washington (the "BORROWER"), the Agent and the financial institutions named therein have entered into an Amended and Restated Multibank Credit Agreement dated as of July 28, 1997 (as the same may be amended, modified, restated or otherwise supplemented, the "CREDIT AGREEMENT") pursuant to which the Banks have made certain loans and extended credit to the Borrower (such loans and credit extensions being the "FACILITIES" and any writing evidencing, supporting or securing the Facilities, including but not limited to this Guaranty, being a "FACILITY DOCUMENT"). The Guarantor owns directly or indirectly a substantial amount of the ownership interests of the Borrower and/or is financially interested in its affairs. All terms used and not otherwise defined in this Guaranty shall have the meanings given to such terms in the Credit Agreement.

     THEREFORE, in order to induce the Banks to extend credit or give financial accommodation under the Facilities, the Guarantor agrees as follows:

     Section 1. GUARANTY OF PAYMENT. The Guarantor unconditionally and irrevocably (but subject to the provisions on the release of Secondary Support under Section 2.05 of the Credit Agreement) guarantees to the Agent for the ratable benefit of the Banks the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise; PROVIDED that the liability of the Guarantor shall not, subject to Section 7 hereof, exceed (a) $_____________ in principal amount, or (b) such equal or lesser amount as may be established from time to time (which may be by increase or decrease) as the Guarantor's Credit Limit (as defined in the Credit Agreement), PLUS, in each case, a proportionate share (based on the ratio that the amount determined by clauses (a) and (b) above bears to the aggregate outstanding principal of the Loans under the Credit Agreement at the time payment is made under this Guaranty) of interest, fees, expenses, indemnification or other amounts due under the Facilities at the time payment of the principal amount of this Guaranty is made by the Guarantor (each of the foregoing amounts described in the preceding clauses (a) and (b), together with the applicable proportionate share of interest, fees, expenses, indemnification and other amounts due under the Facilities, being the "LIABILITIES"). It is


                                       1.

understood that the obligations of the Borrower to the Agent and the Banks may at any time or from time to time exceed the liability of the Guarantor hereunder without impairing this Guaranty. The Guarantor and the Agent agree, as between themselves, that regardless of the manner of the application of payments made by the Borrower to the Agent and the Banks, all such payments shall be deemed to be applied first to the portion of the obligations of the Borrower to the Agent and the Banks which are not guaranteed hereunder and last to the portion of such obligations which are guaranteed hereunder. The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Agent and the Banks shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Agent, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

     Section 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facilities. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other defense, setoff or counterclaim whatsoever with respect to the Facility Documents or the transactions contemplated thereby which might constitute a defense available to, or discharge of, the Borrower or a guarantor.

     Section 3. GUARANTY IRREVOCABLE. This Guaranty is a continuing guaranty of all Liabilities now or hereafter existing under the Facilities and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facilities are no longer in effect.

     Section 4. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Agent or any Bank on the insolvency,


                                       2.

bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

     Section 5. SUBROGATION. The Guarantor shall not exercise any rights which it may acquire by way of subrogation to the rights of the Agent or any Bank, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to the Guarantor on account of such subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Agent and the Banks and shall be promptly paid to the Agent for the ratable benefit of the Banks to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities. If the Guarantor makes payment to the Agent or any Bank of all or any part of the Liabilities and all the Liabilities are paid in full and the Facilities are no longer in effect, the Agent shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

     Section 6. SUBORDINATION. Without limiting the Agent's and the Banks' rights under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to the Guarantor, if the Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Agent and shall be paid over to the Agent for the ratable benefit of the Banks on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

     Section 7. PAYMENTS GENERALLY. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the "PAYMENT CURRENCY") required by the Facility Documents; PROVIDED, HOWEVER, that (if the Payment Currency is other than U.S. dollars) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the Agent for the ratable benefit of the Banks at the Agent's principal office the equivalent amount in U.S. dollars computed at the selling rate of the Agent or a selling rate chosen by the Agent, most recently in effect on or prior to the date the Liability becomes due, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which the Guarantor makes or is obligated to make payment in U.S. dollars, the Guarantor shall hold the Agent and the Banks harmless from any loss incurred by the Agent or any Bank arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Agent is actually able, following the conversion of the


                                       3.

U.S. dollars paid by the Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.

     Section 8. CERTAIN TAXES. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein, other than income or franchise taxes imposed by the federal government or the jurisdiction of any Bank's head office or Lending Office or any other state or local jurisdiction based on the tax base apportioned to such jurisdiction (such non-excluded amounts, being "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent hereunder, the amounts so payable to the Agent shall be increased to the extent necessary to yield to the Agent for the ratable benefit of the Banks (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.

     Section 9. FINANCIAL INFORMATION. The Guarantor shall deliver to the Agent on or before the date which is eleven (11) months after the date hereof (the "Initial Information Date") and on or before each succeeding anniversary of the Initial Information Date (each such date, including the Initial Information Date, an "Information Date") thereafter while this Guaranty remains in effect or is otherwise reinstated (a) cash flow statements for the preceding twelve months and projected cash flow statements for the next twelve months, (b) a balance sheet in respect of the Guarantor's assets and liabilities as of a recent date no more than 60 days prior to the applicable Information Date and (c) such other financial information in respect of the Guarantor's financial condition as the Agent (or any Bank through the Agent) may reasonably request, all in form and content consistent with the financial information delivered prior to the acceptance of this Guaranty.

     Section 10. REMEDIES GENERALLY. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

     Section 11. SETOFF. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or any Bank may otherwise have, the Agent and each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of the Agent's or such Bank's offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the


                                       4.

Guarantor), in which case it shall promptly notify the Guarantor thereof; PROVIDED that the Agent's or such Bank's failure to give such notice shall not affect the validity thereof.

     Section 12. FORMALITIES. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

     Section 13. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

     Section 14. EXPENSES. If not promptly reimbursed by the Borrower, the Guarantor shall reimburse the Agent on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

     Section 15. ASSIGNMENT. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Agent, the Banks and their respective successors and assigns; PROVIDED that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall be binding on the estate of the Guarantor; and (b) the Agent and each Bank may assign, sell participations in or otherwise transfer its rights under the Facilities to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Agent or such Bank, as the case may be, in this Guaranty or otherwise.

     Section 16. CAPTIONS. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

     Section 17. GOVERNING LAW, ETC. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE AGENT OR ANY BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR


                                       5.

WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF HIS/HER OBLIGATIONS UNDER THIS GUARANTY.


                            [SIGNATURE PAGE FOLLOWS.]



                                       6.

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.


                                       ___________________________________
                                       [If applicable:  Guarantor may limit to
                                       bind only separate property]


                                       Address:


                                       7.

                                   EXHIBIT L-2

                            LIMITED RECOURSE GUARANTY
                               (DEPOSITED ASSETS)

     GUARANTY dated as of _________________, 19__ made by the undersigned (the "GUARANTOR") in favor of The Chase Manhattan Bank (the "AGENT") for the ratable benefit of the financial institutions from time to time party to the Credit Agreement described below (each such financial institution a "Bank" and collectively the "Banks").

     PRELIMINARY STATEMENTS: Digital Radio, L.L.C., a limited liability company organized under the laws of the State of Washington (the "BORROWER"), the Agent and the financial institutions named therein have entered into an Amended and Restated Multibank Credit Agreement dated as of July 28, 1997 (as the same may be amended, modified, restated or otherwise supplemented, the "CREDIT AGREEMENT") pursuant to which the Banks have made certain loans and extended credit to the Borrower (such loans and credit extensions being the "FACILITIES" and any writing evidencing, supporting or securing the Facilities, including but not limited to this Guaranty, being a "FACILITY DOCUMENT"). The Guarantor owns directly or indirectly a substantial amount of the ownership interests of the Borrower and/or is financially interested in its affairs. All terms used and not otherwise defined in this Guaranty shall have the meanings given to such terms in the Credit Agreement.

     THEREFORE, in order to induce the Banks to extend credit or give financial accommodation under the Facilities, the Guarantor agrees as follows:

     Section 1. GUARANTY OF PAYMENT. The Guarantor unconditionally and irrevocably (but subject to the provisions on the release of Secondary Support under Section 2.05 of the Credit Agreement) guarantees to the Agent for the ratable benefit of the Banks the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise; PROVIDED that the liability of the Guarantor shall not, subject to Section 7 hereof, exceed $_____________ in principal amount (the "Principal Limit") PLUS a proportionate share (based on the ratio that the Principal Limit bears to the aggregate outstanding principal of the Loans under the Credit Agreement at the time payment is made under this Guaranty) of interest, fees, expenses, indemnification or other amounts due under the Facilities at the time payment of the principal amount of this Guaranty is made by the Guarantor (the foregoing principal amount, together with the proportionate share of interest, fees, expenses, indemnification and other amounts due under the Facilities, being the "LIABILITIES"). It is understood that the obligations of the Borrower to the Agent and the Banks may at any time or from time to time exceed the liability of the Guarantor hereunder without impairing this Guaranty. The Guarantor and the Agent agree, as between themselves, that regardless


                                       1.

of the manner of the application of payments made by the Borrower to the Agent and the Banks, all such payments shall be deemed to be applied first to the portion of the obligations of the Borrower to the Agent and the Banks which are not guaranteed hereunder and last to the portion of such obligations which are guaranteed hereunder. The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Agent and the Banks shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Agent, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

     Section 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facilities. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other defense, setoff or counterclaim whatsoever with respect to the Facility Documents or the transactions contemplated thereby which might constitute a defense available to, or discharge of, the Borrower or a guarantor.

     Section 3. GUARANTY IRREVOCABLE. This Guaranty is a continuing guaranty of all Liabilities now or hereafter existing under the Facilities and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facilities are no longer in effect.

     Section 4. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Agent or any Bank on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

                                       2.

     Section 5. SUBROGATION. The Guarantor shall not exercise any rights which it may acquire by way of subrogation to the rights of the Agent or any Bank, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to the Guarantor on account of such subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Agent and the Banks and shall be promptly paid to the Agent for the ratable benefit of the Banks to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities. If the Guarantor makes payment to the Agent or any Bank of all or any part of the Liabilities and all the Liabilities are paid in full and the Facilities are no longer in effect, the Agent shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

     Section 6. SUBORDINATION. Without limiting the Agent's and the Banks' rights under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to the Guarantor, if the Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Agent and shall be paid over to the Agent for the ratable benefit of the Banks on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

     Section 7. PAYMENTS GENERALLY. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the "PAYMENT CURRENCY") required by the Facility Documents; PROVIDED, HOWEVER, that (if the Payment Currency is other than U.S. dollars) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the Agent for the ratable benefit of the Banks at the Agent's principal office the equivalent amount in U.S. dollars computed at the selling rate of the Agent or a selling rate chosen by the Agent, most recently in effect on or prior to the date the Liability becomes due, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which the Guarantor makes or is obligated to make payment in U.S. dollars, the Guarantor shall hold the Agent and the Banks harmless from any loss incurred by the Agent or any Bank arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Agent is actually able, following the conversion of the U.S. dollars paid by the Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.

                                       3.

     Section 8. CERTAIN TAXES. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein, other than income or franchise taxes imposed by the federal government or the jurisdiction of any Bank's head office or Lending Office or any other state or local jurisdiction based on the tax base apportioned to such jurisdiction (such non-excluded amounts, being "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent hereunder, the amounts so payable to the Agent shall be increased to the extent necessary to yield to the Agent for the ratable benefit of the Banks (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.

     Section 9. ELIGIBLE DEPOSITED ASSETS. As of the date hereof, the Guarantor maintains on deposit with the Agent Eligible Deposited Assets having a market value of at least 200% of the maximum liability of the Guarantor hereunder (as provided in Section 1 hereof). The Guarantor acknowledges and agrees that a decrease in the value of the Eligible Deposited Assets on deposit with the Agent (as a result of a decrease in the market value of such assets, the Guarantor's withdrawal of such assets or otherwise) may result in the Borrower's noncompliance with the Collateral Maintenance Tests set forth in the Credit Agreement and a consequent Event of Default thereunder.

     Section 10. REMEDIES GENERALLY. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

     Section 11. SETOFF. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or any Bank may otherwise have, the Agent and each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of the Agent's or such Bank's offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; PROVIDED that the Agent's or such Bank's failure to give such notice shall not affect the validity thereof.

     Section 12. FORMALITIES. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.


                                       4.

     Section 13. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

     Section 14. EXPENSES. If not promptly reimbursed by the Borrower, the Guarantor shall reimburse the Agent on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

     Section 15. ASSIGNMENT. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Agent, the Banks and their respective successors and assigns; PROVIDED that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall be binding on the estate of the Guarantor; and (b) the Agent and each Bank may assign, sell participations in or otherwise transfer its rights under the Facilities to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Agent or such Bank, as the case may be, in this Guaranty or otherwise.

     Section 16. CAPTIONS. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

     Section 17. GOVERNING LAW, ETC. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE AGENT OR ANY BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER

                                       5.

FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF HIS/HER OBLIGATIONS UNDER THIS GUARANTY.

                            [SIGNATURE PAGE FOLLOWS.]

                                       6.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                              ___________________________________
                              [If applicable: Guarantor may limit to bind only separate property]


                              Address:


                                       7.

                                      EXHIBIT M

                                     CONFIRMATION

    THIS CONFIRMATION ("Confirmation") dated as of July 28, 1997, by and among Nextel Communications, Inc. ("Nextel"), Digital Radio, L.L.C. ("Digital Radio") and Craig O. McCaw ("Mr. McCaw"; and Mr. McCaw and Digital Radio collectively, the "McCaw Parties"), relates to the intended operation of certain provisions of that certain Securities Purchase Agreement, dated as of April 4, 1995, as amended (the "SPA") by and among the parties hereto, as more fully set forth below.

                                      BACKGROUND

    The parties to this Confirmation acknowledge their mutual recognition that it is desirable for such parties to confirm their respective intentions concerning certain actions and procedures that will be applicable to circumstances where Section 3.1(j) of the SPA would be applicable and also to indicate to each other that, to the extent such actions and procedures would not otherwise be deemed revelant to the application and operation of the provisions of Section 3.1(j) if the SPA, the parties expressly intend that this Confirmation supplement, and, to the extent required to implement the terms of this Confirmation, amend, the provisions of Section 3.1(j) of the SPA (and that Section 3.1(j), as so supplemented and amended, shall be applied for purposes of the interpretation of Section 3.5(a) of the SPA).

    NOW, THEREFORE, for good and valuable consideration received by each of the parties, the parties hereto agree as follows:

    1. The rights and obligations of the parties set forth in Section 3.1 of the SPA shall automatically terminate, and the Investor Group shall cause all Investor Directors to resign, if the Directors (other than the Investor Directors) determine by majority vote, at a meeting of the Board held following any sale, transfer or other disposition of Voting Securities by any member of the Investor Group that causes the Voting Power Ownership Percentage of the Investor Group to be less than 5% ("Triggering Transfer"), that the Board does not desire that the Operations Committee continue to exist. The McCaw Parties agree that they will, and will cause each other member of the Investment Group at and after the time of such a Triggering Transfer to (i) comply with each obligation of the Investor Group under
Section 3.1 if the SPA unless and until such Section 3.1 is terminated in accordance with the preceding sentence and (ii) to refrain from calling any meeting of the Operations Committee, and to cause each Investor Director to refrain from taking any action in such Investor Director's capacity as a member of such Operations Committee, except as consented to by a majority of the Directors (other than the Investor Directors) at or prior to the meeting of the Board held following such Triggering Transfer. From and after the execution and delivery hereof, the parties confirm their mutual intention that the reference to Section 3.1(j) appearing in Section 3.5(a) of the

SPA be deemed to refer to Section 3.1(j) if the SPA as supplemented and amended by this Confirmation.

    2. Section 8.3(f) of the SPA does not and is deemed by the parties not to bar foreclosure against Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares or shares of Common Stock by a bank or banks which have a perfected security interest in such shares, nor realization by such bank or banks against such shares.


    3. The Confirmation may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same Confirmation. All terms used herein that are defined in the SPA, unless expressly defined otherwise herein, are used herein as defined in the SPA. This Confirmation shall be binding upon the parties hereto and their respective successors and paragraph captioned "BACKGROUND" above.

    4. THIS CONFIRMATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

    IN WITNESS WHEREOF, the parties hereto have caused this Confirmation to be duly executed and delivered as of the day and year first above written.



                             NEXTEL COMMUNICATIONS, INC.

                             By:/s/ Thomas J. Sidman
                                 -----------------------


                             DIGITAL RADIO, L.L.C.

                             By: /s/ C. James Judson
                                ------------------------

                                 /s/ Craig O. McCaw
                               -------------------------
                               CRAIG O. McCAW, for his sole and
                               seperate estate

                                      SCHEDULE 1

                                     COMMITMENTS




FACILITY A BANKS                                                   FACILITY A           FACILITY A
------------------                                                 COMMITMENT           PERCENTAGE
                                                                   -----------          -----------
    The Chase Manhattan Bank                              $     134,646,878.20          30.7062436%

    Morgan Guaranty Trust Company of                             71,811,668.37          16.3766633%
    New York

    Citibank N.A.                                                71,811,668.37          16.3766633%

    PNC Bank, National Association                               71,811,688.37          16.3766633%

    The Bank of Nova Scotia                                      52,512,282.51          11.9754350%

    Wells Fargo Bank, N.A.                                       17,952,917.09           4.0941658%

    U.S. Bank of Washington, N.A.                         $      17,952,917.09           4.0941658%
                                                             ------------------       --------------
                                         TOTAL            $     438,500,000.00                 100%




FACILITY B BANKS                                                   FACILITY B           FACILITY B
------------------                                                 COMMITMENT           PERCENTAGE
                                                                  ------------         -----------
    The Chase Manhattan Bank                               $     15,353,121.80          10.2354154%

    Morgan Guaranty Trust Company of                              8,188,331.63           5.4588878%
    New York

    Citibank, N.A.                                                8,188,331.63           5.4588878%

    PNC Bank, National Association                                8,188,331.63           5.4588878%

    The Bank of Nova Scotia                                       5,987,717.49           3.9918117%

    Wells Fargo Bank, N.A.                                        2,047,082.91           1.3647219%

    U.S. Bank of Washington, N.A.                                 2,047,082.91           1.3647219%

    Canadian Imperial Bank of Commerce                          100,000,000.00          66.6666666%
                                                                 ---------------       -------------
                                           TOTAL              $ 150,000,000.00                 100%





                                        S-1